Filed Pursuant to Rule 424(b)(2)

Registration No. 333-212571

Pricing Supplement to the Prospectus dated July 18, 2016 and the Prospectus Supplement dated July 18, 2016

$100,000,000 iPath® Long Extended S&P 500® TR Index ETN

$100,000,000 iPath® Long Extended Russell 1000® TR Index ETN

$100,000,000 iPath® Long Extended Russell 2000® TR Index ETN

$100,000,000 iPath® Long Enhanced MSCI EAFE® Index ETN

$100,000,000 iPath® Long Enhanced MSCI Emerging Markets Index ETN

This pricing supplement relates to five series of iPath® Exchange Traded Notes (the “ETNs”) that Barclays Bank PLC may issue from time to time.  Each series of ETNs is linked to a leveraged participation in the performance of one of the S&P 500® Total Return Index (the “S&P 500 Index “), the Russell 1000® Total Return Index (the “Russell 1000 Index”), the Russell 2000® Total Return Index (the “Russell 2000 Index” and, together with the Russell 1000 Index, the “Russell Indices”), the MSCI EAFE® Net Total Return Index (the “EAFE Index”) or the MSCI Emerging Markets Net Total Return Index (the “EM Index” and, together with the EAFE Index, the “MSCI Indices”).  In this pricing supplement, we refer to the S&P 500 Index, the Russell Indices and the MSCI Indices each as an “Index” and collectively as the “Indices”.  The ETNs do not guarantee any return of principal at maturity or upon redemption and do not pay any interest during their term. Instead, unless an automatic termination event (as defined below) occurs, you will receive a cash payment in U.S. dollars at maturity or upon optional redemption based on a leveraged participation in the performance of the Index to which your ETNs are linked, less a daily financing charge and less a daily investor fee (each of which accrues over time through the calculation of the financing level) applied by Barclays Bank PLC, as described further herein.

You may lose some or all of your principal if you invest in the ETNs.  Any payment on the ETNs at or prior to maturity is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.  See “Risk Factors” beginning on page PS-18 of this pricing supplement for risks relating to an investment in the ETNs.

The principal terms of each series of ETNs are as follows:

Issuer: Barclays Bank PLC

Series: Global Medium-Term Notes, Series A

Principal Amount per ETN: The principal amount per ETN is (a) $50, for the series of ETNs linked to each of the S&P 500 Index (the “S&P 500® ETNs”), the Russell 1000 Index (the “Russell 1000 ETNs”) and the Russell 2000 Index (the “Russell 2000 ETNs” and, together with the Russell 1000 ETNs, the “Russell ETNs”) and (b) $100 for the series of ETNs linked to each of the EAFE Index (the “MSCI EAFE ETNs”) and the EM Index (the “MSCI EM ETNs” and, together with the MSCI EAFE ETNs, the “MSCI ETNs”).

Inception and Issue Dates: The ETNs were first sold on November 29, 2010 (the “inception date”) and were first issued on December 2, 2010 (the “issue date”).

Maturity Date: November 30, 2020.

Secondary Market, CUSIP Number and ISIN:  We have listed each series of ETNs on the NYSE Arca stock exchange (“NYSE Arca”) under the ticker symbols listed below. The CUSIP number and ISIN for each series of ETNs are as follows:

Series	Ticker Symbol	CUSIP Number	ISIN
S&P 500® ETNs	SFLA	06740P601	US06740P6016
Russell 1000 ETNs	ROLA	06740P205	US06740P2056
Russell 2000 ETNs	RTLA	06740P403	US06740P4037
MSCI EAFE ETNs	MFLA	06740P809	US06740P8095
MSCI EM ETNs	EMLB	06740P874	US06740P8749

To the extent that the ETNs are listed and an active secondary market in a series of ETNs exists, we expect that investors will purchase and sell the ETNs in that series primarily in this secondary market.  We are not required to maintain any listing of the ETNs on NYSE Arca or on any other securities exchange.

Underlying Index: The return on each series of ETNs is linked to a leveraged participation in the performance of the Index to which those ETNs are linked.  The S&P 500 Index is designed to provide an indication of the pattern of stock price movement in the U.S. equities market.  The S&P 500 Index is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”).  The Russell 1000 Index and the Russell 2000 Index are designed to track the performance of the large capitalization and small capitalization segments, respectively, of the U.S. equities market.  The Russell Indices were developed by Russell Investments (“Russell”) and are calculated, maintained and published by Russell.  The EAFE Index and the EM Index offer a representation of certain developed markets and emerging markets, respectively, by targeting all companies in certain specified countries with a market capitalization within the top 85% of their respective investable equity universe, subject to a global minimum size requirement.  The MSCI Indices are part of the “MSCI Global Investable Market Indices”, which are calculated and maintained by MSCI, Inc. (“MSCI”).  In this pricing supplement, we refer to S&P Dow Jones Indices, Russell and MSCI collectively as the “index sponsors”.

Payment at Maturity: If you hold your ETNs to maturity, you will receive a cash payment in U.S. dollars at maturity in an amount equal to the closing indicative note value of your ETNs on the final valuation date.

Closing Indicative Note Value: On the initial valuation date, the closing indicative note value per ETN for each series of ETNs was equal to the relevant principal amount per ETN. On any subsequent calendar day until maturity or redemption of the relevant series of ETNs, the closing indicative note value per ETN for each series of ETNs will equal (a) the long index amount on such calendar day minus (b) the financing level on such calendar day; provided that if such calculation results in a negative value, the closing indicative note value will be $0.

Long Index Amount: On the initial valuation date, the long index amount per ETN for each series of ETNs was equal to the applicable initial leverage factor times the principal amount per ETN for such series, which product equals $150 per ETN for the S&P 500® ETNs and each series of the Russell ETNs and $200 per ETN for each series of the MSCI ETNs.  On any subsequent calendar day until maturity or redemption of the relevant series of ETNs, the long index amount per ETN for each series of ETNs will equal the product of (a) the applicable long index amount on the initial valuation date times (b) the applicable index performance factor on such calendar day.

Initial Leverage Factor:  The initial leverage factor will equal (a) 3, with respect to the S&P 500® ETNs and each series of the Russell ETNs and (b) 2, with respect to each series of the MSCI ETNs.

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Index Performance Factor: On the initial valuation date, the index performance factor for each series of ETNs was 1.  On any subsequent calendar day until maturity or redemption of the relevant series of ETNs, the index performance factor for each series of ETNs will equal (a) the closing level of the Index to which those ETNs are linked on such calendar day (or, if such a calendar day is not an index business day, the closing level of the relevant Index on the immediately preceding index business day) divided by (b) the closing level of such underlying Index on the initial valuation date.

Financing Level: On the initial valuation date, the financing level per ETN for each series of ETNs was $100. On any subsequent calendar day until maturity or redemption of the relevant series of ETNs, the financing level per ETN for each series of ETNs will equal the sum of (a) the applicable financing level on the immediately preceding calendar day plus (b) the daily financing charge plus (c) the applicable daily investor fee.

Daily Financing Charge: On the initial valuation date, the daily financing charge for each series of ETNs was $0. On any subsequent calendar day until maturity or redemption of the relevant series of ETNs, the daily financing charge per ETN for a series of ETNs will equal the product of (a) the applicable financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

Financing Rate: The financing rate will equal the sum of (a) 0.60% plus (b) the most recent 3-month London InterBank Offered Rate (LIBOR) fixing for U.S. dollars effective on the immediately preceding business day, as published by the British Bankers’ Association.  The fixing is conducted each day at 11:00 a.m. (London time) and published on Bloomberg page “US0003M Index”.

Daily Investor Fee: On the initial valuation date, the daily investor fee for each series of ETNs was $0.  On any subsequent calendar day until maturity or redemption of the relevant series of ETNs, the daily investor fee per ETN for a series of ETNs will equal the product of (a) the applicable closing indicative note value on the immediately preceding calendar day times (b) the applicable fee rate divided by (c) 365.  Because the daily investor fee is calculated as part of the financing level through which it is subtracted from the closing indicative note value on a daily basis, the net effect of the daily investor fee accumulates over time and is subtracted at a rate per year equal to the applicable fee rate specified below.  Because the net effect of the investor fee is a fixed percentage of the value of each ETN, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each ETN and the amount of ETNs that are held, as applicable.  In addition, as described above, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

Fee Rate: The fee rate for each series of the ETNs is as follows: 0.35% for the S&P 500® ETNs; 0.50% for each series of Russell ETNs; and 0.80% for each series of MSCI ETNs.

Optional Redemption: Subject to the notification requirements set forth under “Specific Terms of the ETNs—Optional Redemption Procedures” in this pricing supplement, you may redeem your ETNs on any optional redemption date during the term of the ETNs, subject to an intervening automatic termination event.  If you redeem your ETNs, you will receive a cash payment in U.S. dollars for each ETN on the applicable optional redemption date in an amount equal to the closing indicative note value of your ETNs on the applicable valuation date.  You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any optional redemption date.

Optional Redemption Date: An optional redemption date for each series of ETNs is the third business day following each valuation date (other than the final valuation date).  The final optional redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date.

Automatic Termination Event: We will automatically redeem a series of ETNs (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level.  We will redeem your ETNs on the automatic redemption date and will deliver a notice of redemption to The Depository Trust Company (“DTC”) in the form attached as Annex C that will specify such date.  Upon such redemption, you will receive a cash payment in U.S. dollars equal to the automatic redemption value.

Automatic Termination Level: The automatic termination level for each series of ETNs is as follows: For the S&P 500® ETNs and Russell 1000 ETNs, $10.00, or 20.00% of the principal amount of such ETNs; for the Russell 2000 ETNs, $15.00, or 30.00% of the principal amount of such ETNs; and for each series of MSCI ETNs, $25.00, or 25.00% of the principal amount of such ETNs.

Automatic Termination Date: An automatic termination date for each series of ETNs is any calendar day on which an automatic termination event occurs.

Automatic Redemption Date: An automatic redemption date for each series of ETNs will be the fifth business day following the automatic termination date; provided that if calculation of the automatic redemption value is postponed as a result of a market disruption event, the automatic redemption date will be the fifth business day after the automatic redemption value is calculated.

Automatic Redemption Value: The automatic redemption value for each series of ETNs will be determined by the calculation agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant equity securities underlying the Index to which such series is linked that are available as soon as practicable following the occurrence of an automatic termination event.  The calculation agent will approximate the applicable intraday index performance factor on the basis of such quotations and calculate, in the manner described below under “Intraday Indicative Note Value”, a corresponding intraday indicative note value, which shall be deemed to be the automatic redemption value. The automatic redemption value shall not be greater than the applicable automatic termination level for each ETN and shall not be less than $0 per ETN.

Intraday Indicative Note Value: The intraday indicative note value per ETN for each series of ETNs at any point in time will equal (a) the applicable intraday long index amount minus (b) the applicable financing level on the immediately preceding calendar day; provided that if such calculation results in a negative value, the intraday indicative note value will be $0. During the hours on which trading is generally conducted on the NYSE Arca, the intraday indicative note value will be published by NYSE Arca every 15 seconds under the following ticker symbols: SFLA.IV for the S&P 500® ETNs; ROLA.IV for the Russell 1000 ETNs; RTLA.IV for the Russell 2000 ETNs; MFLA.IV for the MSCI EAFE ETNs; and EMLB.IV for the MSCI EM ETNs. As the intraday indicative note value is calculated using the applicable financing level on the close of the immediately preceding calendar day, the intraday indicative note value calculated at any given time will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of the calendar day on which such intraday indicative note value is calculated.

Intraday Long Index Amount: The intraday long index amount per ETN for each series of ETNs will equal the product of (a) the applicable initial leverage factor times (b) the principal amount per ETN for such series times (c) the applicable intraday index performance factor.

Intraday Index Performance Factor: The intraday index performance factor for each series of ETNs will equal (a) the most recently published level of the Index to which those ETNs are linked divided by (b) the closing level of such Index on the initial valuation date.

Business Day: A business day with respect to any series of ETNs means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a day on which banking institutions in New York City or London, as applicable, generally are authorized or obligated by law, regulation, or executive order to close.

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Valuation Date: A valuation date with respect to any series of ETNs means each trading day from November 29, 2010 to November 24, 2020, subject to postponement as a result of market disruption events, such postponement not to exceed five trading days.  We refer to November 29, 2010 as the “initial valuation date” and November 24, 2020 as the “final valuation date”.

Trading Day:  A trading day with respect to any series of ETNs is a day on which (1) it is a business day in New York City, (2) trading is generally conducted on the NYSE Arca, and (3) trading is generally conducted on the markets on which the components of the Index to which that series of ETNs is linked are traded, in each case as determined by the calculation agent in its sole discretion.

Index Business Day: An index business day for each Index is a day on which the index sponsor of such Index publishes a closing value for such Index.

Because your investment in the ETNs is leveraged, any decrease in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption.  Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption.  If the level of the applicable underlying Index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

If the level of the Index underlying your ETNs decreases sufficiently to trigger an automatic termination event, your ETNs will be automatically redeemed at the automatic redemption value.  Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the applicable Index level.

Sale to Public: We sold a portion of the ETNs on the inception date at 100% of the stated principal amount through Barclays Capital Inc., our affiliate, as principal in the initial distribution. The remainder of the ETNs will be offered and sold from time to time through Barclays Capital Inc., as agent.  Sales of the ETNs by us after the inception date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Barclays Capital Inc. will not receive an agent’s commission in connection with sales of the ETNs.  Please see “Supplemental Plan of Distribution” in this pricing supplement for more information.

We may use this pricing supplement in the initial sale of the ETNs.  In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market-making transactions in any ETNs after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The ETNs are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these ETNs or determined that this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

Patent pending

Pricing Supplement dated December 30, 2016

Issued in denominations of $50 (S&P 500® ETNs and Russell ETNs) or $100 (MSCI ETNs)

PRICING SUPPLEMENT

PRICING SUPPLEMENT SUMMARY	PS-1
RISK FACTORS	PS-18
THE INDICES	PS-29
MODIFICATIONS TO THE INDICES	PS-55
VALUATION OF THE ETNs	PS-55
SPECIFIC TERMS OF THE ETNs	PS-58
CLEARANCE AND SETTLEMENT	PS-66
USE OF PROCEEDS AND HEDGING	PS-66
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	PS-67
SUPPLEMENTAL PLAN OF DISTRIBUTION	PS-70
NOTICE OF REDEMPTION	A-1
CONFIRMATION OF REDEMPTION	B-1
REDEMPTION NOTICE FOR AUTOMATIC TERMINATION EVENT	C-1

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-7
U.K. BAIL-IN POWER	S-36
TERMS OF THE NOTES	S-39
INTEREST MECHANICS	S-48
TERMS OF THE WARRANTS	S-51
REFERENCE ASSETS	S-58
BENEFIT PLAN INVESTOR CONSIDERATIONS	S-99
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	S-101
USE OF PROCEEDS AND HEDGING	S-110
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	S-111
VALIDITY OF SECURITIES	S-131

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	3
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF WARRANTS	23
GLOBAL SECURITIES	35
CLEARANCE AND SETTLEMENT	37
DESCRIPTION OF PREFERENCE SHARES	43
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	49
DESCRIPTION OF SHARE CAPITAL	55
TAX CONSIDERATIONS	57
EMPLOYEE RETIREMENT INCOME SECURITY ACT	77
PLAN OF DISTRIBUTION	79
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	82
WHERE YOU CAN FIND MORE INFORMATION	82
FURTHER INFORMATION	82
VALIDITY OF SECURITIES	83
EXPERTS	83
EXPENSES OF ISSUANCE AND DISTRIBUTION	84

-i-

PRICING SUPPLEMENT SUMMARY

The following is a summary of terms of five series of iPath® Exchange Traded Notes (the “ETNs”) that are linked to a leveraged participation in the performance of one of the S&P 500® Total Return Index (the “S&P 500 Index”), the Russell 1000® Total Return Index (the “Russell 1000 Index”), the Russell 2000® Total Return Index (the “Russell 2000 Index” and, together with the Russell 1000 Index, the “Russell Indices”), the MSCI EAFE® Net Total Return Index (the “EAFE Index”) or the MSCI Emerging Markets Net Total Return Index (the “EM Index” and, together with the EAFE Index, the “MSCI Indices”), as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs.  The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus and prospectus supplement.  References to the “prospectus” mean our accompanying prospectus, dated July 18, 2016, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated July 18, 2016, which supplements the prospectus.

We may, without your consent, create and issue additional securities having the same terms and conditions as any series of the ETNs.  We may consolidate the additional securities to form a single class with the outstanding ETNs of that series.  However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit such sales and stop selling additional ETNs at any time.

This section summarizes the following aspects of the ETNs:

•      What are the ETNs and how do they work?

•      How do you redeem your ETNs?

•      What are some of the risks of the ETNs?

•      Is this the right investment for you?

•      What are the tax consequences?

What Are the ETNs and How Do They Work?

The ETNs are medium-term notes that are uncollateralized debt obligations of Barclays Bank PLC (the “Issuer”) and are linked to a leveraged participation in the performance of one of the S&P 500 Index, the Russell 1000 Index, the Russell 2000 Index, the EAFE Index or the EM Index (each an “Index” and collectively “Indices”) over the term of the ETNs.  Accordingly, the ETNs generally appreciate in value as the level of the underlying Index increases, provided such increase is sufficient to offset the negative effect of the applicable daily financing charge and daily investor fee.

Each series of ETNs seeks to approximate the returns that might be available to investors through a leveraged “long” investment in the Index to which that series of ETNs is linked (for example, through a leveraged position in the equity securities underlying the relevant Index). A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets.  A leveraged long investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. A leveraged investor will incur a loss if the value of the assets does not increase sufficiently to cover payment of the interest charges.

In order to seek to replicate a leveraged “long” investment strategy in the applicable underlying Index, the terms of the ETNs of each series provide that, on each valuation date following the initial valuation date, an amount equal to the applicable closing indicative note value on the immediately preceding valuation date (“$x”) is leveraged through a notional loan of an amount equal to the applicable financing level on the immediately preceding valuation date (“$y”).  Investors are thus considered to have notionally borrowed $y, which, together with the initial $x investment, represents a notional investment of

$x + $y (represented by the long index amount) in the applicable underlying Index on the relevant valuation date.  During the term of your ETNs, the leveraged portion of the notional investment, $y (represented by the financing level), accrues a daily financing charge for the benefit of the Issuer, the cumulative effect of which is reflected, together with the applicable daily investor fee, in the applicable “financing level”.  The daily financing charge seeks to represent the amount of interest, calculated by reference to the applicable “financing rate”, that leveraged investors might incur if they sought to borrow funds at a similar rate from a third party lender.  A portion of the daily financing charge also reflects the incremental increase of the financing level attributable to the accrued daily investor fee.  Upon maturity or redemption, the investment in the applicable underlying Index is notionally sold at the then current value of such Index, and the investor then notionally repays the Issuer an amount equal to the principal of the notional loan plus accrued interest and investor fees.  The payment at maturity or redemption under the ETNs, therefore, generally represents the profit or loss that the investor would receive by applying a leveraged “long” investment strategy, after taking into account, and making assumptions for, the accrued financing charges that are commonly present in such leveraged “long” investment strategies, as well as applicable investor fees.  In order to mitigate the risk to the Issuer that the value of the ETNs equals a negative value, an automatic early termination of the ETNs is provided for under the automatic termination event provisions hereunder.

The Indices

The Indices are as follows (for additional information on each Index, please see the section entitled “The Indices” in this pricing supplement):

•      The S&P 500 Index is designed to provide an indication of the pattern of stock price movement in the U.S. equities market.  We refer to the ETNs linked to the S&P 500 Index as the “S&P 500® ETNs”.  The S&P 500® ETNs will be issued in denominations of $50.

•      The Russell 1000 Index is designed to track the performance of the large capitalization segment of the U.S. equities market.  We refer to the ETNs linked to the Russell 1000 Index as the “Russell 1000 ETNs”.  The Russell 1000 ETNs will be issued in denominations of $50.

•      The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equities market.  We refer to the ETNs linked to the Russell 2000 Index as the “Russell 2000 ETNs” and to the Russell 1000 ETNs and the Russell 2000 ETNs collectively as the “Russell ETNs”.  The Russell 2000 ETNs will be issued in denominations of $50.

•      The EAFE Index offers a representation of certain developed markets (Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and United Kingdom) by targeting all companies with a market capitalization within the top 85% of their investable equity universe, subject to a global minimum size requirement.  We refer to the ETNs linked to the EAFE Index as the “MSCI EAFE ETNs”.  The MSCI EAFE ETNs will be issued in denominations of $100.

•      The EM Index offers a representation of certain emerging markets (Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey) by targeting all companies with a market capitalization within the top 85% of their investable equity universe, subject to a global minimum size requirement.  We refer to the ETNs linked to the EM Index as the “MSCI EM ETNs” and to the MSCI EAFE ETNs and the MSCI EM ETNs collectively as the “MSCI ETNs”.  The MSCI EM ETNs will be issued in denominations of $100.

The S&P 500 Index is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”).  The Russell Indices were developed by Russell Investments (“Russell”) and are calculated, maintained and published by Russell.  The MSCI Indices are part of the “MSCI Global Investable Market Indices” calculated and maintained by MSCI,

Inc. (“MSCI”).   In this pricing supplement, we refer to S&P Dow Jones Indices, Russell and MSCI collectively as the “index sponsors”.

Understanding the Value of the ETNs

The “stated principal amount” for each series of ETNs is (a) $50.00 per ETN, with respect to the S&P 500® ETNs and the Russell ETNs and (b) $100.00 per ETN, with respect to the MSCI ETNs.

The “closing indicative note value” for each series of ETNs is the value of the ETNs calculated by us on a daily basis and is used to determine the payment at maturity or upon optional redemption.  The closing indicative note value differs from the intraday indicative note value or the trading price of the ETNs.  The closing indicative note value per ETN for each series of ETNs on the initial valuation date was equal to the relevant principal amount per ETN. On any subsequent calendar day until maturity or redemption of the relevant series of ETNs, the closing indicative note value per ETN for each series of ETNs will equal (a) the long index amount on such calendar day minus (b) the financing level on such calendar day; provided that if such calculation results in a negative value, the closing indicative note value will be $0.  The closing indicative note value will be published by NYSE Arca on each valuation date under the following ticker symbols: S&P 500® ETNs – SFLA.RDNV; Russell 1000 ETNs – ROLA.RDNV; Russell 2000 ETNs – RTLA.RDNV; MSCI EAFE ETNs – MFLA.RDNV; MSCI EM ETNs – EMLB.RDNV.

The “intraday indicative note value” for each series of ETNs is intended to provide an approximation of the effect that changes in the level of the Index underlying the ETNs during the current trading day would have on the closing indicative note value of the ETNs of that series from the previous day.  In addition, the automatic redemption value payable following an automatic termination of any series of the ETNs is calculated using the formula for the intraday indicative note value.  Intraday indicative note value differs from closing indicative note value in two important respects: First, intraday indicative note value is based on the most recent Index level published by the relevant index sponsor, which reflects the most recent reported sales prices for the equity securities underlying the Index underlying the ETNs, rather than the long index amount (which reflects the index performance factor) and the financing level for the immediately preceding calendar day.  Second, the intraday indicative note value only reflects the applicable daily investor fee and daily financing charge at the close of business on the preceding valuation date, but does not include any adjustment for the applicable daily investor fee or daily financing charge that may have accrued during the course of the current day.

During the hours on which trading is generally conducted on the NYSE Arca, the intraday indicative note value of each series of ETNs will be published by NYSE Arca every 15 seconds under the following ticker symbols: SFLA.IV for the S&P 500® ETNs; ROLA.IV for the Russell 1000 ETNs; RTLA.IV for the Russell 2000 ETNs; MFLA.IV for the MSCI EAFE ETNs; and EMLB.IV for the MSCI EM ETNs.

If you sell your ETNs on the secondary market, you will receive the “trading price” for your ETNs, which may be substantially above or below the stated principal amount, closing indicative note value and/or intraday indicative note value because the trading price reflects investor supply and demand for the ETNs.  In addition, if you purchase your ETNs at a price which reflects a premium over the closing indicative note value, you may experience a significant loss if you sell or redeem your ETNs at a time when such

The performance of the ETNs is linked to the leveraged participation in the performance of the Index underlying your ETN. There is no minimum limit to the level of the Index underlying your ETNs.  Moreover, the ETNs are not principal protected.  Therefore, an decrease in the level of the Index underlying your ETNs could cause you to lose up to your entire investment in the ETNs.

Furthermore, because your investment in the ETNs is leveraged, any decrease in the level of the applicable underlying Index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption.  Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the Index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption.  If the level of the applicable underlying Index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

If the level of the Index underlying your ETNs decreases sufficiently to trigger an automatic termination event, your ETNs will be automatically redeemed at the automatic redemption value.  Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the applicable Index level.

How Do You Redeem Your ETNs?

To redeem your ETNs, you must instruct your broker or other person through whom you hold your ETNs to take the following steps:

•      deliver a notice of redemption, which is attached as Annex A, to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.  If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption, which is attached as Annex B;

•      deliver the signed confirmation of redemption to us via facsimile or email in the specified form by 5:00 p.m., New York City time, on the same day.  We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•      instruct your Depository Trust Company (“DTC”) custodian to book a delivery vs. payment trade with respect to your ETNs on the valuation date at a price per ETN equal to the applicable closing indicative note value on the applicable valuation date, facing Barclays DTC 5101; and

•      cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable optional redemption date

(the third business day following the valuation date).

Different brokerage firms may have different deadlines for accepting instructions from their customers.  Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines.  If we do not receive your notice of redemption by 4:00 p.m., New York City time, or your confirmation of redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective, and we will not redeem your ETNs on the applicable optional redemption date.  Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.  Additionally, if an automatic termination event occurs between the time at which you deliver a notice of redemption to us and the close of business on the applicable valuation date, your notice of redemption will be deemed ineffective and your ETNs will be automatically redeemed on the automatic redemption date at an amount equal to the automatic redemption value.

The optional redemption value for any series of ETNs is determined according to a formula which relies upon the closing indicative value for the ETNs of that series and will be calculated on a valuation date that will occur after the redemption notice is submitted.  It is not possible to publicly disclose, or for you to determine, the precise redemption value of your ETNs prior to your election to redeem.  The redemption value may be below the most recent intraday indicative note value or closing indicative note value of such ETNs at the time when you submit your redemption notice.

For more information regarding the intraday indicative value, see “Valuation of the ETNs—Intraday Indicative Note Value” in this pricing supplement.

What Are Some of the Risks of the ETNs?

An investment in the ETNs involves risks.  Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•      Uncertain Principal Repayment and Potential Negative Effects of Leverage – Because your investment in the ETNs is leveraged, any decrease in the level of the Index underlying your ETNs will result in a significantly greater decrease in the repayment amount and may result in a payment at maturity or upon optional redemption that is less than your original investment or may result in an automatic redemption at an amount that is less than your original investment if an automatic termination event occurs. Moreover, if the level of the Index underlying your ETNs decreases or does not increase sufficiently to offset the negative effect of the daily financing charge and daily investor fee, you may receive less than your original investment in the ETNs at maturity or upon optional redemption.

•      Market Risk – The return on each series of ETNs is linked to a leveraged participation in the performance of one of the Indices, each of which is linked to equity securities.  Equity security prices may change unpredictably, affecting the level of the Index underlying your ETNs and, consequently, the value of your ETNs in unforeseeable ways.

•      No Interest Payments – You will not receive any periodic interest payments on the ETNs.

•      A Trading Market for the ETNs May Not Exist – Although we have listed each series of the ETNs on NYSE Arca, a trading market for the ETNs may not exist at any time.  Even if there is a secondary market for the ETNs, whether as a result of any listing of the ETNs or on an over-the-counter basis, it may not provide enough liquidity to trade or sell your ETNs easily.  In addition, certain affiliates of Barclays Bank PLC intend to engage in limited purchase and resale transactions in the ETNs.  If they do, however, they are not required to do so and if they decide to engage in such transactions, they may stop at any time.  We are not required to maintain any listing of the ETNs on NYSE Arca or on any other securities exchange.

Is This the Right Investment for You?

The ETNs may be a suitable investment for you if:

•      You are willing to accept the risk of a leveraged investment in general and of a leveraged investment linked to the performance of the prices of the equity securities included in the Index underlying your ETNs in particular;

•      You are willing to accept the risk of an investment that features an automatic termination event that results in an automatic redemption of the ETNs if the intraday indicative note value is equal to or less than the applicable automatic termination level;

•      You believe the level of the Index underlying your ETNs will increase by an amount sufficient to offset the daily financing charge and daily investor fee during the term of the ETNs;

•      You seek an investment with a return linked to the performance of the Index underlying your ETNs;

•      You do not seek current income from this investment;

•      You do not seek a guaranteed return of principal; and

•      You are comfortable with the creditworthiness of Barclays Bank PLC, as Issuer of the ETNs.

The ETNs may not be a suitable investment for you if:

•      You are not willing to be exposed to a leveraged investment in general or to a leveraged investment linked to the performance of the prices of the equity securities included in the Index underlying your ETNs in particular;

•      You are not willing to accept the risk of an investment that features an automatic termination event that results in an automatic redemption of the ETNs if the intraday indicative note value is equal to or less than the applicable automatic termination level;

•      You believe the level of the Index underlying your ETNs will decrease or will not increase by an amount sufficient to offset the daily financing charge and daily investor fee during the term of the ETNs;

•      You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings;

•      You seek current income from this investment;

•      You seek a guaranteed return of principal; or

•      You are not comfortable with the creditworthiness of Barclays Bank PLC, as Issuer of the ETNs.

What Are the Tax Consequences?

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the ETNs, by purchasing the ETNs, you agree to treat the ETNs for all U.S. federal income tax purposes as a pre-paid executory contract with respect to the relevant Index. If the ETNs are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and your tax basis in the ETNs.

The U.S. federal income tax consequences of your investment in the ETNs are uncertain. In the opinion of our counsel, Sullivan & Cromwell

LLP, the S&P 500® ETNs and the Russell 1000 ETNs should each be treated as described above.  In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat each of the Russell 2000 ETNs, the MSCI EAFE ETNs and the MSCI EM ETNs as described above.  However, it is possible that the Internal Revenue Service may assert an alternative treatment. Because of this uncertainty, we urge you to consult your own tax advisor as to the tax consequences of your investment in the ETNs.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the ETNs, including possible alternative treatments for your ETNs, see “Material U.S. Federal Income Tax Considerations” below.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”).  Consequently, this offering is being conducted in compliance with the provisions of Rule 5121 (or any successor rule thereto).  For more information, please refer to “Plan of Distribution (Conflicts of Interest)—Conflict of Interest” in the accompanying prospectus supplement.

Hypothetical Examples

The following hypothetical examples show how the ETNs might have performed based on the performance of an Index as applied to ten hypothetical periods of ten years, each presented on an annual basis.  The hypothetical examples illustrate the effect of a leveraged investment in an Index and the impact, on an annual accrued basis, of the daily financing charge and the daily investor fee on the payment at maturity or upon redemption.  The figures presented in these hypothetical examples are intended to reflect the prevailing value of each relevant ETN term as of the relevant numbered anniversary date of the ETNs following the initial valuation date (indicated in Column A of each hypothetical example as “Year 0”).

As described in “Specific Terms of the ETNs” in this pricing supplement, a portion of the annual financing charges presented in the hypothetical examples reflects the incremental increase of the financing level attributable to the accrued daily investor fee.

The hypothetical examples in this section do not take into account the effects of applicable taxes.  The after-tax return you receive on your ETNs will depend on the U.S. tax treatment of your ETNs and on your particular circumstances.  Accordingly, the after-tax rate of return of your ETNs could be different than the after-tax return of a direct investment in the components of the applicable underlying Index or the applicable underlying Index.

These hypothetical examples are provided for illustrative purposes only.  Past performance of the Indices and the hypothetical performance of the ETNs is not indicative of the future results of the Indices or the ETNs.

Example 1:

In this example, we assume a principal amount per ETN of $50, an automatic termination level of $10, an initial leverage factor of 3, a fee rate of 0.50% and a constant financing rate of 1.00% throughout the term of the ETNs.

In the following hypothetical example, the Index level increased by 3.00% per annum from a level of 10,000.00 (the initial Index level for purposes of this example) to a final Index level of 13.439.16 at the hypothetical ETN maturity.

A	B	C	D	E	F	G	H
Year	Index Level	Index Performance Factor	Long Index Amount	Annual Investor Fees	Annual Financing Charges	Financing Level	Closing Indicative Note Value
A	B	B / Initial Index Level	Initial Long Index Amount x C	Annual Total	Annual Total	Running Total	D - G
0	10,000.00	1.0000	$150.00	$0.00	$0.00	$100.00	$50.00
1	10,300.00	1.0300	$154.50	$0.25	$1.02	$101.27	$53.23
2	10,609.00	1.0609	$159.14	$0.26	$1.04	$102.57	$56.57
3	10,927.27	1.0927	$163.91	$0.28	$1.05	$103.89	$60.02
4	11,255.09	1.1255	$168.83	$0.30	$1.06	$105.25	$63.58
5	11,592.74	1.1593	$173.89	$0.31	$1.07	$106.64	$67.25
6	11,940.52	1.1941	$179.11	$0.33	$1.09	$108.06	$71.04
7	12,298.74	1.2299	$184.48	$0.35	$1.10	$109.52	$74.96
8	12,667.70	1.2668	$190.02	$0.37	$1.12	$111.01	$79.01
9	13,047.73	1.3048	$195.72	$0.39	$1.13	$112.53	$83.18
10	13,439.16	1.3439	$201.59	$0.41	$1.15	$114.10	$87.49
Annualized Index Return			3.00%	Index Total Return			34.39%
Annualized Return on the ETNs			5.75%	Total Return on the ETNs			74.98%

Example 2:

In this example, we assume a principal amount per ETN of $100, an automatic termination level of $25, an initial leverage factor of 2, a fee rate of 0.80% and a constant financing rate of 1.00% throughout the term of the ETNs.

In the following hypothetical example, the Index level increased by 3.00% per annum from a level of 10,000.00 (the initial Index level for purposes of this example) to a final Index level of 13.439.16 at the hypothetical ETN maturity.

Example 2 shows the effect of a different initial leverage factor and a different fee rate on the closing indicative note value, as compared to Example 1.

A	B	C	D	E	F	G	H
Year	Index Level	Index Performance Factor	Long Index Amount	Annual Investor Fees	Annual Financing Charges	Financing Level	Closing Indicative Note Value
A	B	B / Initial Index Level	Initial Long Index Amount x C	Annual Total	Annual Total	Running Total	D - G
0	10,000.00	1.0000	$200.00	$0.00	$0.00	$100.00	$100.00
1	10,300.00	1.0300	$206.00	$0.79	$1.02	$101.82	$104.18
2	10,609.00	1.0609	$212.18	$0.83	$1.04	$103.69	$108.49
3	10,927.27	1.0927	$218.55	$0.86	$1.06	$105.61	$112.94
4	11,255.09	1.1255	$225.10	$0.90	$1.08	$107.59	$117.52
5	11,592.74	1.1593	$231.85	$0.93	$1.10	$109.62	$122.24
6	11,940.52	1.1941	$238.81	$0.97	$1.13	$111.72	$127.09
7	12,298.74	1.2299	$245.97	$1.01	$1.14	$113.87	$132.11
8	12,667.70	1.2668	$253.35	$1.05	$1.17	$116.08	$137.27
9	13,047.73	1.3048	$260.95	$1.09	$1.19	$118.36	$142.59
10	13,439.16	1.3439	$268.78	$1.13	$1.22	$120.71	$148.07
Annualized Index Return			3.00%	Index Total Return			34.39%
Annualized Return on the ETNs			4.00%	Total Return on the ETNs			48.07%

Example 3:

In this example, we assume a principal amount per ETN of $50, an automatic termination level of $10, an initial leverage factor of 3, a fee rate of 0.50% and a constant financing rate of 5.00% throughout the term of the ETNs.

In the following hypothetical example, the Index level increased by 3.00% per annum from a level of 10,000.00 (the initial Index level for purposes of this example) to a final Index level of 13.439.16 at the hypothetical ETN maturity.

Example 3 highlights that even if the underlying Index increases, the aggregate effect of the daily financing charge and the daily investor fee may result in a closing indicative note value at maturity that is less than the principal amount per ETN.

A	B	C	D	E	F	G	H
Year	Index Level	Index Performance Factor	Long Index Amount	Annual Investor Fees	Annual Financing Charges	Financing Level	Closing Indicative Note Value
A	B	B / Initial Index Level	Initial Long Index Amount x C	Annual Total	Annual Total	Running Total	D - G
0	10,000.00	1.0000	$150.00	$0.00	$0.00	$100.00	$50.00
1	10,300.00	1.0300	$154.50	$0.24	$5.21	$105.44	$49.06
2	10,609.00	1.0609	$159.14	$0.23	$5.50	$111.18	$47.96
3	10,927.27	1.0927	$163.91	$0.22	$5.79	$117.19	$46.72
4	11,255.09	1.1255	$168.83	$0.22	$6.10	$123.51	$45.32
5	11,592.74	1.1593	$173.89	$0.21	$6.43	$130.15	$43.75
6	11,940.52	1.1941	$179.11	$0.20	$6.79	$137.14	$41.97
7	12,298.74	1.2299	$184.48	$0.19	$7.14	$144.47	$40.01
8	12,667.70	1.2668	$190.02	$0.18	$7.52	$152.16	$37.85
9	13,047.73	1.3048	$195.72	$0.17	$7.92	$160.25	$35.47
10	13,439.16	1.3439	$201.59	$0.16	$8.36	$168.77	$32.82
Annualized Index Return			3.00%	Index Total Return			34.39%
Annualized Return on the ETNs			-4.12%	Total Return on the ETNs			-34.36%

Example 4:

In this example, we assume a principal amount per ETN of $100, an automatic termination level of $25, an initial leverage factor of 2, a fee rate of 0.80% and a constant financing rate of 5.00% throughout the term of the ETNs.

In the following hypothetical example, the Index level increased by 3.00% per annum from a level of 10,000.00 (the initial Index level for purposes of this example) to a final Index level of 13.439.16 at the hypothetical ETN maturity.

Example 4 shows the effect of a different initial leverage factor and a different fee rate on the closing indicative note value, as compared to Example 3 and demonstrates that even if the underlying Index increases, the aggregate effect of the daily financing charge and the daily investor fee may result in a closing indicative note value at maturity that is less than the principal amount per ETN.

A	B	C	D	E	F	G	H
Year	Index Level	Index Performance Factor	Long Index Amount	Annual Investor Fees	Annual Financing Charges	Financing Level	Closing Indicative Note Value
A	B	B / Initial Index Level	Initial Long Index Amount x C	Annual Total	Annual Total	Running Total	D - G
0	10,000.00	1.0000	$200.00	$0.00	$0.00	$100.00	$100.00
1	10,300.00	1.0300	$206.00	$0.78	$5.22	$106.00	$100.00
2	10,609.00	1.0609	$212.18	$0.78	$5.55	$112.32	$99.86
3	10,927.27	1.0927	$218.55	$0.77	$5.86	$118.95	$99.59
4	11,255.09	1.1255	$225.10	$0.77	$6.21	$125.93	$99.17
5	11,592.74	1.1593	$231.85	$0.76	$6.57	$133.26	$98.59
6	11,940.52	1.1941	$238.81	$0.76	$6.97	$140.99	$97.82
7	12,298.74	1.2299	$245.97	$0.75	$7.35	$149.09	$96.88
8	12,667.70	1.2668	$253.35	$0.74	$7.77	$157.60	$95.75
9	13,047.73	1.3048	$260.95	$0.73	$8.21	$166.55	$94.41
10	13,439.16	1.3439	$268.78	$0.72	$8.70	$175.97	$92.81
Annualized Index Return			3.00%	Index Total Return			34.39%
Annualized Return on the ETNs			-0.74%	Total Return on the ETNs			-7.19%

Example 5:

In this example, we assume a principal amount per ETN of $50, an automatic termination level of $10, an initial leverage factor of 3 and a fee rate of 0.35%, which reflect the terms of the S&P 500® ETNs.  We also assume a constant financing rate of 1.00% throughout the term of the ETNs.

In the following hypothetical example, the Index level decreased by 3.50% per annum from a level of 10,000.00 (the initial Index level for purposes of this example) to an Index level of 8,075.40 as of the end of the sixth year following the initial valuation date. The Index level subsequently continued to decrease by such an extent that an automatic termination event occurred on the 183rd calendar day of the seventh year following the initial valuation date.  At the time of such hypothetical automatic termination event, the intraday level of the Index had decreased by 21.60% from the Index level at the initial valuation date.

A	B	C	D	E	F	G	H
Year	Index Level	Index Performance Factor	Long Index Amount	Annual Investor Fees	Annual Financing Charges	Financing Level	Closing Indicative Note Value
A	B	B / Initial Index Level	Initial Long Index Amount x C	Annual Total	Annual Total	Running Total	D - G
0	10,000.00	1.00	150.00	0.00	0.00	100.00	50.00
1	9,650.00	0.97	144.75	0.17	1.02	101.19	43.56
2	9,312.25	0.93	139.68	0.15	1.03	102.38	37.31
3	8,986.32	0.90	134.79	0.13	1.04	103.55	31.24
4	8,671.80	0.87	130.08	0.11	1.06	104.71	25.36
5	8,368.29	0.84	125.52	0.09	1.07	105.87	19.66
6	8,075.40	0.81	121.13	0.07	1.08	107.02	14.11
Year	Intraday Index Level	Intraday Index Performance Factor	Intraday Long Index Amount	Investor Fees YTD	Financing Charges YTD	Financing Level	Intraday Indicative Note Value
Intraday on Calendar Day 183 of Year 7	7,839.63	0.7840	$117.59	$0.04	$0.53	$107.59	$10.00
Annualized Index Return:		-3.68%		Total Return on the Index:			-21.60%
Automatic Redemption Value:		$0 to $10		Total Return on the ETNs:			-100% to -80%

Example 6:

In this example, we assume a principal amount per ETN of $50, an automatic termination level of $10, an initial leverage factor of 3 and a fee rate of 0.50%, which reflect the terms of the Russell 1000 ETNs.  We also assume a constant financing rate of 1.00% throughout the term of the ETNs.

In the following hypothetical example, the Index level decreased by 3.50% per annum from a level of 10,000.00 (the initial Index level for purposes of this example) to an Index level of 8,075.40 as of the end of the sixth year following the initial valuation date. The Index level subsequently continued to decrease by such an extent that an automatic termination event occurred on the 183rd calendar day of the seventh year following the initial valuation date.  At the time of such hypothetical automatic termination event, the intraday level of the Index had decreased by 21.38% from the Index level at the initial valuation date.

A	B	C	D	E	F	G	H
Year	Index Level	Index Performance Factor	Long Index Amount	Annual Investor Fees	Annual Financing Charges	Financing Level	Closing Indicative Note Value
A	B	B / Initial Index Level	Initial Long Index Amount x C	Annual Total	Annual Total	Running Total	D - G
0	10,000.00	1.00	150.00	0.00	0.00	100.00	50.00
1	9,650.00	0.97	144.75	0.25	1.02	101.27	43.48
2	9,312.25	0.93	139.68	0.21	1.04	102.52	37.17
3	8,986.32	0.90	134.79	0.18	1.05	103.75	31.05
4	8,671.80	0.87	130.08	0.15	1.06	104.96	25.12
5	8,368.29	0.84	125.52	0.12	1.07	106.15	19.37
6	8,075.40	0.81	121.13	0.09	1.09	107.33	13.80
Year	Intraday Index Level	Intraday Index Performance Factor	Intraday Long Index Amount	Investor Fees YTD	Financing Charges YTD	Financing Level	Intraday Indicative Note Value
Intraday on Calendar Day 183 of Year 7	7,861.67	0.7862	$117.93	$0.06	$0.54	$107.93	$10.00
Annualized Index Return:		-3.63%		Total Return on the Index:			-21.38%
Automatic Termination Value:		$0 to $10		Total Return on the ETNs:			-100% to -80%

Example 7:

In this example, we assume a principal amount per ETN of $50, an automatic termination level of $15, an initial leverage factor of 3 and a fee rate of 0.50%, which reflect the terms of the Russell 2000 ETNs.  We also assume a constant financing rate of 1.00% throughout the term of the ETNs.

In the following hypothetical example, the Index level decreased by 3.50% per annum from a level of 10,000.00 (the initial Index level for purposes of this example) to an Index level of 8,368.29 as of the end of the fifth year following the initial valuation date. The Index level subsequently continued to decrease by such an extent that an automatic termination event occurred on the 183rd calendar day of the sixth year following the initial valuation date.  At the time of such hypothetical automatic termination event, the intraday level of the Index had decreased by 18.84% from the Index level at the initial valuation date.

A	B	C	D	E	F	G	H
Year	Index Level	Index Performance Factor	Long Index Amount	Annual Investor Fees	Annual Financing Charges	Financing Level	Closing Indicative Note Value
A	B	B / Initial Index Level	Initial Long Index Amount x C	Annual Total	Annual Total	Running Total	D - G
0	10,000.00	1.00	150.00	0.00	0.00	100.00	50.00
1	9,650.00	0.97	144.75	0.25	1.02	101.27	43.48
2	9,312.25	0.93	139.68	0.21	1.04	102.52	37.17
3	8,986.32	0.90	134.79	0.18	1.05	103.75	31.05
4	8,671.80	0.87	130.08	0.15	1.06	104.96	25.12
5	8,368.29	0.84	125.52	0.12	1.07	106.15	19.37
Year	Intraday Index Level	Intraday Index Performance Factor	Intraday Long Index Amount	Investor Fees YTD	Financing Charges YTD	Financing Level	Intraday Indicative Note Value
Intraday on Calendar Day 183 of Year 6	8,116.38	0.8116	$121.75	$0.06	$0.54	$106.75	$15.00
Annualized Index Return:		-3.72%		Total Return on the Index:			-18.84%
Automatic Termination Value:		$0 to $15		Total Return on the ETNs:			-100% to -70%

Example 8:

In this example, we assume a principal amount per ETN of $100, an automatic termination level of $25, an initial leverage factor of 2 and a fee rate of 0.80%, which reflect the terms of the MSCI ETNs. We also assume a constant financing rate of 1.00% throughout the term of the ETNs.

In the following hypothetical example, the Index level decreased by 3.50% per annum from a level of 10,000.00 (the initial Index level for purposes of this example) to an Index level of 7,256.81 as of the end of the ninth year following the initial valuation date. The Index level subsequently continued to decrease by such an extent that an automatic termination event occurred on the 183rd calendar day of the tenth year following the initial valuation date.  At the time of such hypothetical automatic termination event, the intraday level of the Index had decreased by 29.83% from the Index level at the initial valuation date.

A	B	C	D	E	F	G	H
Year	Index Level	Index Performance Factor	Long Index Amount	Annual Investor Fees	Annual Financing Charges	Financing Level	Closing Indicative Note Value
A	B	B / Initial Index Level	Initial Long Index Amount x C	Annual Total	Annual Total	Running Total	D - G
0	10,000.00	1.00	200.00	0.00	0.00	100.00	100.00
1	9,650.00	0.97	193.00	0.79	1.02	101.82	91.18
2	9,312.25	0.93	186.25	0.72	1.04	103.58	82.66
3	8,986.32	0.90	179.73	0.65	1.06	105.30	74.43
4	8,671.80	0.87	173.44	0.59	1.08	106.96	66.47
5	8,368.29	0.84	167.37	0.53	1.09	108.58	58.79
6	8,075.40	0.81	161.51	0.47	1.11	110.16	51.35
7	7,792.76	0.78	155.86	0.40	1.12	111.69	44.17
8	7,520.01	0.75	150.40	0.35	1.14	113.17	37.23
9	7,256.81	0.73	145.14	0.29	1.15	114.62	30.52
Year	Intraday Index Level	Intraday Index Performance Factor	Intraday Long Index Amount	Investor Fees YTD	Financing Charges YTD	Financing Level	Intraday Indicative Note Value
Intraday on Calendar Day 183 of Year 10	7,017.22	0.7017	$140.34	$0.15	$0.58	$115.34	$25.00
Annualized Index Return:		-3.66%		Total Return on the Index:			-29.83%
Automatic Termination Value:		$0 to $25		Total Return on the ETNs:			-100% to -75%

Example 9:

In this example, we assume a principal amount per ETN of $50, an automatic termination level of $10, an initial leverage factor of 3, a fee rate of 0.50% and a constant financing rate of 1.00% throughout the term of the ETNs.

In the following hypothetical example, the Index level increased by 1.00% per annum from a level of 10,000.00 (the initial Index level for purposes of this example) to a final Index level of 9,043.82 at the hypothetical ETN maturity.

A	B	C	D	E	F	G	H
Year	Index Level	Index Performance Factor	Long Index Amount	Annual Investor Fees	Annual Financing Charges	Financing Level	Closing Indicative Note Value
A	B	B / Initial Index Level	Initial Long Index Amount x C	Annual Total	Annual Total	Running Total	D - G
0	10,000.00	1.0000	$150.00	$0.00	$0.00	$100.00	$50.00
1	9,900.00	0.9900	$148.50	$0.25	$1.02	$101.27	$47.23
2	9,801.00	0.9801	$147.02	$0.23	$1.04	$102.54	$44.48
3	9,702.99	0.9703	$145.54	$0.22	$1.05	$103.80	$41.74
4	9,605.96	0.9606	$144.09	$0.21	$1.06	$105.07	$39.02
5	9,509.90	0.9510	$142.65	$0.19	$1.07	$106.33	$36.32
6	9,414.80	0.9415	$141.22	$0.18	$1.09	$107.60	$33.63
7	9,320.65	0.9321	$139.81	$0.16	$1.10	$108.86	$30.95
8	9,227.45	0.9227	$138.41	$0.15	$1.11	$110.12	$28.29
9	9,135.17	0.9135	$137.03	$0.14	$1.12	$111.38	$25.65
10	9,043.82	0.9044	$135.66	$0.13	$1.14	$112.65	$23.01
Annualized Index Return		-1.00%		Index Total Return			-9.56%
Annualized Return on the ETNs		-7.47%		Total Return on the ETNs			-53.98%

Example 10:

In this example, we assume a principal amount per ETN of $100, an automatic termination level of $25, an initial leverage factor of 2, a fee rate of 0.80% and a constant financing rate of 1.00% throughout the term of the ETNs.

In the following hypothetical example, the Index level increased by 1.00% per annum from a level of 10,000.00 (the initial Index level for purposes of this example) to a final Index level of 9,043.82 at the hypothetical ETN maturity.

A	B	C	D	E	F	G	H
Year	Index Level	Index Performance Factor	Long Index Amount	Annual Investor Fees	Annual Financing Charges	Financing Level	Closing Indicative Note Value
A	B	B / Initial Index Level	Initial Long Index Amount x C	Annual Total	Annual Total	Running Total	D - G
0	10,000.00	1.0000	$200.00	$0.00	$0.00	$100.00	$100.00
1	9,900.00	0.9900	$198.00	$0.79	$1.02	$101.82	$96.18
2	9,801.00	0.9801	$196.02	$0.76	$1.04	$103.62	$92.40
3	9,702.99	0.9703	$194.06	$0.73	$1.06	$105.42	$88.64
4	9,605.96	0.9606	$192.12	$0.70	$1.08	$107.20	$84.92
5	9,509.90	0.9510	$190.20	$0.67	$1.10	$108.96	$81.23
6	9,414.80	0.9415	$188.30	$0.64	$1.12	$110.73	$77.57
7	9,320.65	0.9321	$186.41	$0.61	$1.13	$112.47	$73.94
8	9,227.45	0.9227	$184.55	$0.58	$1.15	$114.20	$70.34
9	9,135.17	0.9135	$182.70	$0.56	$1.17	$115.93	$66.78
10	9,043.82	0.9044	$180.88	$0.53	$1.19	$117.64	$63.23
Annualized Index Return		-1.00%		Index Total Return			-9.56%
Annualized Return on the ETNs		-4.48%		Total Return on the ETNs			-36.77%

RISK FACTORS

The ETNs are senior unsecured debt obligations of Barclays Bank PLC and are not secured debt.  The ETNs are riskier than ordinary unsecured debt securities.  The return on a series of ETNs is linked to a leveraged participation in the performance of the Index underlying those ETNs.  Investing in a series of ETNs is not equivalent to taking direct leveraged positions in the equity securities included in the underlying Index or the underlying Index itself.  See “The Indices” in this pricing supplement for more information.

This section describes the most significant risks relating to an investment in the ETNs.  We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement, before investing in the ETNs.

Risks Associated with All Series of ETNs

Leverage Increases the Sensitivity of Your ETNs to Changes in the Value of the Underlying Index

Because your investment in the ETNs is leveraged, changes in the level of the Index underlying your ETNs will have a greater impact on the payout on your ETNs than on a payout on securities that are not so leveraged.  In particular, any decrease in the level of the underlying Index will result in a significantly greater decrease in your payment at maturity or upon redemption, and you will suffer losses on your investment in the ETNs substantially greater than you would if your ETNs did not contain a leverage component.  Accordingly, as a result of this leverage component and without taking into account the negative effect of the daily financing charge and the daily investor fee, if the level of the Index underlying your ETNs declines by a fixed percentage of the applicable principal amount of your ETNs such that the intraday indicative note value declines or falls below the applicable automatic termination level, an automatic termination event will be triggered. If, however, the negative effect of the daily financing charge and the daily investor fee is taken into account in calculating the indicative intraday note value, it is possible that an automatic termination event will be triggered even if the relevant Index has declined by significantly less than this fixed percentage. See “Hypothetical Examples—Example #7” on page PS-16 for a hypothetical example where the applicable automatic termination level is 30.00% and the Index declines by 18.84%, and an automatic termination event for the ETNs is nevertheless triggered.

Moreover, this pricing supplement relates to five different series of ETNs, and each series of ETNs has different note economics.  For example, the initial leverage factor with respect to the S&P 500® ETNs and each series of the Russell ETNs is 3, while an automatic termination event is triggered when the intraday indicative note value is less than or equal to 20.00% of the principal amount of the S&P 500® ETNs and the Russell 1000 ETNs and 30.00% of the principal amount of the Russell 2000 ETNs. On the other hand, the initial leverage factor with respect to each series of the MSCI ETNs is 2, while an automatic termination event is triggered when the intraday indicative note value is less than or equal to 25.00% of the principal amount of each such series. The different note economics will have a significant impact on the value of your ETNs, and you should carefully consider the features of each series of ETNs described in this pricing supplement before investing in one or more of them.

Unlike Certain Leveraged Exchange Traded Funds, Your ETNs Do Not Include a Daily “Reset” Mechanism, and Accordingly the Daily Performance of the ETNs Does Not Reflect a Compounded Return

Your ETNs operate differently than certain leveraged exchange traded funds (“ETFs”) that have a daily “reset” mechanism that seeks to provide investors in such ETFs a return based on a fixed multiple of the performance of an underlying reference asset on a given day. The “reset” mechanism of such ETFs is applied so that the return on investments in such ETFs will correspond to a fixed multiple (e.g., three times) of the daily return on the underlying reference asset on any given day, before fees and expenses. The reset mechanism of such leveraged ETFs has the impact of compounding the performance of the underlying reference asset on a daily basis. This compounding effect can be positive for the investor, particularly if there are consistently positive returns each day for the underlying reference asset.

Your ETNs do not operate in this manner, as they do not have a daily reset mechanism. Nor do your ETNs target a fixed multiple (e.g., three times) of the daily return in the performance of the underlying Index. Instead, each series of ETNs is designed to target a return of a multiple (represented by the initial leverage factor applicable to that series) of the performance of the Index underlying that series of ETNs over the term of the ETNs. As a consequence, the daily returns on the performance of the relevant Index are not compounded.

The Ratio Between the Value of Your ETNs and the Notional Exposure of Each ETN to the Underlying Index Will Fluctuate During the Term of Your ETNs

As mentioned in the previous risk factor, your ETNs do not incorporate a “reset” mechanism that regularly adjusts the notional exposure to the performance of the underlying Index in order to achieve certain short-term performance characteristics, such as delivering a fixed daily multiple of Index percentage returns. Such “reset” mechanisms typically act to keep a constant ratio between the value of each security and the exposure to the relevant index underlying such security.

Since your ETNs do not “reset” in this manner, the extent to which your ETNs participate in the performance of the underlying Index, as measured by multiples of daily percentage returns or, equivalently, as measured by the ratio between the notional exposure to the performance of the underlying Index and the value of each ETN, is likely to differ from a multiple equal to the relevant initial leverage factor.  Consequently, both on any given day and over longer periods, your investment in the ETNs may underperform compared to a comparable investment where the daily return tracks a multiple equal to the relevant initial leverage factor of the performance of the underlying reference asset.  For more information on how you will be able to obtain an indication of the participation of a series of ETNs in the performance of the Index underlying those ETNs on a daily basis, see “Valuation of the ETNs—Participation”.

We Will Automatically Redeem Your ETNs if, on Any Calendar Day Prior to or On the Final Valuation Date, the Intraday Indicative Note Value of the ETNs is Less Than or Equal to the Applicable Automatic Termination Level

If, on any calendar day prior to or on the final valuation date, the intraday indicative note value of a series of ETNs becomes less than or equal to the applicable automatic termination level, an automatic termination event will be deemed to have occurred and that series of ETNs will be automatically redeemed (in whole but not in part) in an amount equal to the applicable automatic redemption value. Upon the occurrence of an automatic termination event, the applicable series of ETNs will be automatically redeemed even if the intraday indicative note value subsequently exceeds the automatic termination level at any time after the occurrence of the automatic termination event. The automatic redemption value for each series of ETNs will be determined by the calculation agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant equity securities underlying the Index to which such series is linked that are available as soon as practicable following the occurrence of an automatic termination event.  The calculation agent will approximate the applicable intraday index performance factor on the basis of such quotations and calculate, in the manner described above, a corresponding intraday indicative note value, which shall be deemed to be the automatic redemption value. The automatic redemption value shall not be greater than the applicable automatic termination level and shall not be less than $0 per ETN.

The Occurrence of an Automatic Termination Event May Adversely Affect the Value of, and the Ability to Sell or Redeem, the ETNs

As discussed above, we will automatically redeem a series of ETNs (in whole but not in part) upon the occurrence of an automatic termination event.  The payment you receive following the redemption of your ETNs in this situation will be significantly less than the principal amount of your ETNs and, if the level of the Index continues to decrease precipitously from the occurrence of the automatic termination event to the time at which the calculation agent determines the automatic redemption value,  may equal $0.  The automatic redemption of a series of ETNs upon the occurrence of automatic termination event may adversely impact your ability to sell your ETNs, and/or the price at which you may be able to sell your ETNs, following the occurrence of an automatic termination event.  Additionally, if you elect to redeem your ETNs and an automatic termination event occurs after your election but prior to the close of business on the applicable valuation date, your election to redeem will be deemed ineffective, and your ETNs will be automatically redeemed on the automatic redemption date at an amount equal to the applicable automatic redemption value.

If an Automatic Termination Event Occurs, Your Payment on the Automatic Redemption Date May Be Less Than the Intraday Indicative Note Value at the Time of the Automatic Termination Event

As discussed above, we will automatically redeem a series of ETNs (in whole but not in part) if the intraday indicative note value of the ETNs of that series becomes less than or equal to the applicable automatic termination level.  The intraday indicative note value is based on the latest published level of the underlying Index.  After the occurrence of an automatic termination event, the calculation agent will determine the automatic redemption value in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant equity securities included in the underlying Index that are available as soon as practicable following the occurrence of an automatic termination event.  The calculation agent will approximate the intraday index performance factor on the basis of such quotations and calculate, in the manner described above, a corresponding intraday indicative note value, which shall be deemed to be the automatic redemption value.  It is possible that the market prices of the relevant equity securities included in the underlying Index may vary significantly between the time of the automatic termination event and the time the automatic redemption value is calculated, including potentially as a result of our trading activities during this period, as described further in the risk factor “Trading and Other Transactions by Barclays Bank PLC or Its Affiliates in the Equity Securities Underlying Any of the Indices or Instruments Linked to the Indices or the Equity Securities Underlying the Indices May Also Impair the Market Value of the ETNs, Could Trigger an Automatic Termination

Event and, Upon the Occurrence of an Automatic Termination Event, Could Adversely Affect the Automatic Redemption Value of the ETNs”.  As a result, you may receive a payment following an automatic termination event that is significantly less than the applicable automatic termination level. The minimum automatic redemption value is $0 per ETN, meaning that you can lose up to your entire principal amount following the occurrence of an automatic termination event.

Your Payment at Maturity or Upon Redemption Will Be Significantly Reduced by the Effect of the Daily Financing Charge and the Daily Investor Fee, Regardless of the Performance of the Index Underlying your ETNs

Your payment at maturity or upon redemption will be significantly reduced by the effect of the applicable daily financing charge and daily investor fee on the closing indicative note value of your ETNs. Each of the daily investor fee and the daily financing charge accrue on a daily basis during the term of the ETNs through the calculation of the financing level. The net effect of the daily investor fee accumulates over time and is subtracted from the closing indicative note value at a rate per year equal to the applicable fee rate. In addition, because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee. The daily financing charge, in turn, has the effect of increasing the financing level throughout the term of the ETNs.  As such, the level of the underlying Index must increase significantly in order to offset the effect of the applicable daily financing charge and daily investor fee. If the level of the underlying Index does not increase sufficiently, your return at maturity or upon redemption may be less than that of a comparable investment in securities with lower fees and costs and may also be less than the principal amount of your investment in the ETNs.

The Daily Financing Charge and the Daily Investor Fee May Be Greater Than the Charges and Fees You May Accrue in Connection With an Alternative Investment

The closing indicative note value, and therefore your payment at maturity or upon redemption, is reduced by the deduction of the applicable daily financing charge and daily investor fee. See “Your Payment at Maturity or Upon Redemption Will Be Significantly Reduced by the Effect of the Daily Financing Charge and the Daily Investor Fee, Regardless of the Performance of the Index Underlying your ETNs” above for more information regarding the calculation of the applicable daily financing charge and daily investor fee. If the applicable daily financing charge and daily investor fee are greater than the charges and fees you may have otherwise incurred or accrued in connection with an alternative investment in the underlying Index over the same term, your return on the ETNs may be less than your return on such alternative investment.

The Daily Financing Charge May Be Greater Than Financing Costs That You Would Incur If You Borrowed Funds From a Third Party

The daily financing charge seeks to compensate the Issuer for providing investors with the potential to receive a leveraged participation in movements in the level of the underlying Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the ETNs.  However, there is no guarantee that the daily financing charge will correspond to the lowest level of financing costs that may be available to you.  Furthermore, a portion of the daily financing charge reflects the incremental amount of the daily investor fee that accrues at the applicable financing rate for purposes of the ETNs. If the cumulative effect of the daily financing charge exceeds the financing costs and any associated fees you could otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the ETNs may be less than your return on an investment in a different instrument linked to the performance of the underlying Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

Changes in the 3-Month LIBOR Rate May Affect the Value of Your ETNs

Your payment at maturity or upon redemption will be reduced by the financing level, which is linked, in part, to the 3-month LIBOR rate. As a result, if the 3-month LIBOR rate increases during the term of the ETNs, the financing level will increase at a faster rate, which will reduce the amount payable on your ETNs at maturity or upon redemption and may adversely affect the market value of your ETNs.

There Are Potential Conflicts of Interest Between You and the Calculation Agent

Currently, Barclays Bank PLC serves as the calculation agent.  The calculation agent will, among other things, decide the amount of the return paid out to you on your ETNs at maturity, upon optional redemption or upon redemption following an automatic termination event and calculate the intraday indicative note value, the calculation of which determines whether an automatic termination event has occurred. For a more detailed description of the calculation agent’s role, see “Specific Terms of the ETNs—Role of Calculation Agent” in this pricing supplement.

If an index sponsor were to discontinue or suspend calculation or publication of an Index, it may become difficult to determine the market value of the ETNs linked to that Index.  If events such as these occur, or if the level of the Index underlying your ETNs is not available or cannot be calculated for any reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of that Index or to postpone the relevant valuation date or the maturity date.  The calculation agent will exercise its judgment when performing its functions.  Since determinations by the calculation agent may affect the market value of the ETNs, the calculation agent may have a conflict of interest if it needs to make any such determination.

The Policies of an Index Sponsor and Changes That Affect the Composition and Valuation of the Index Underlying Your ETNs Could Affect the Amount Payable on Your ETNs and Their Market Value

The policies of an index sponsor concerning the calculation of the level of the Index underlying your ETNs and any additions, deletions or substitutions of equity securities and the manner in which changes affecting the equity securities are reflected in that Index, could affect the level of that Index and, therefore, the amount payable on your ETNs at maturity or upon redemption and the market value of your ETNs prior to maturity.

An index sponsor can add, delete or substitute the equity securities underlying its Index or make other methodological changes that could change the level of its Index.  The changing of equity securities included in an Index may affect that Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, an index sponsor may alter, discontinue or suspend calculation or dissemination of its Index.  Any of these actions could adversely affect the value of ETNs linked to an affected Index.  An index sponsor has no obligation to consider your interests in calculating or revising its Index.  See “The Indices” below.

If events such as these occur, or if the level of an Index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of that Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the ETNs—Market Disruption Events” and “Specific Terms of the ETNs—Role of Calculation Agent”.

Barclays Bank PLC and Its Affiliates Have No Affiliation with the Index Sponsors and Are Not Responsible for Their Public Disclosure of Information, Which May Change Over Time

We and our affiliates are not affiliated with any index sponsor in any way and have no ability to control or predict its actions, including any errors in, or discontinuation of disclosure regarding methods or policies relating to the calculation of any of its Indices in its capacity as the sponsor of any of its Indices.  None of the index sponsors is under any obligation to continue to calculate any of its Indices or required to calculate any successor index.  If the relevant index sponsor discontinues or suspends the calculation of any of the Indices, it may become difficult to determine the value of the ETNs linked to that Index or the amount payable at maturity or upon redemption.  The calculation agent may designate a successor index selected in its sole discretion.  If the calculation agent determines in its sole discretion that no successor index comparable to the discontinued or suspended Index exists, the amount you receive at maturity or upon redemption of the ETNs linked to that Index will be determined by the calculation agent in its sole discretion.  See “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” in the accompanying prospectus supplement.  Substantially all disclosure in this pricing supplement regarding the Indices, including their make-up, method of calculation and changes in its components, is derived from publicly available information.  We have not independently verified this information.  You, as an investor in the ETNs, should make your own investigation into the Index underlying your ETNs and the index sponsor of that Index.  The index sponsors have no obligation to consider your interests as a holder of the ETNs.

There May Not Be an Active Trading Market in the ETNs; Sales in the Secondary Market May Result in Significant Losses

Although we have listed each series of the ETNs on NYSE Arca, there can be no assurance that a secondary market for any series of ETNs will exist at any time.  Even if there is a secondary market for one or more series of the ETNs, whether as a result of any listing of the ETNs of such series or on an over-the-counter basis, it may not provide enough liquidity to trade or sell your ETNs easily.  In addition, although certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the ETNs, they are not required to do so, and if they decide to engage in such transactions, they may stop at any time.  We are not required to maintain any listing of the ETNs on NYSE Arca or on any other securities exchange.

The Liquidity of the Market for the ETNs May Vary Materially Over Time

As stated on the cover of this pricing supplement, we sold a portion of the ETNs on the inception date, and the remainder of the ETNs will be offered and sold from time to time through Barclays Capital Inc., our affiliate, as agent.  Also, the number of ETNs outstanding or held by persons other than our affiliates could be reduced at any time due to optional redemptions of the ETNs.  Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs.  While you may elect to redeem your ETNs prior to maturity, optional redemption is subject to the conditions and procedures described elsewhere in this pricing supplement, including the condition that you must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any optional redemption date.

The ETNs May Trade at a Substantial Premium to or Discount from the Closing Indicative Note Value and/or the Intraday Indicative Note Value

The ETNs may trade at a substantial premium to or discount from the closing indicative note value and/or the intraday indicative note value of the ETNs calculated by us on a daily basis and is used to determine the payment at maturity or upon early redemption.  The intraday indicative note value is meant to approximate on an intraday basis the component of the ETN’s value that is attributable to the Index and is provided for reference purposes only.  If you sell your ETNs on the secondary market, you will receive the market price for your ETNs, which may be substantially above or below the closing indicative note value and/or the intraday indicative note value.  In addition, if you purchase your ETNs at a price which reflects a premium over the closing indicative note value, you may experience a significant loss if you sell or redeem your ETNs at a time when such premium is no longer present in the market place or if we exercise our right to redeem the ETNs.

We Have No Obligation to Issue Additional ETNs, and We May Cease or Suspend Sales of the ETNs

As further described in the accompanying prospectus supplement under “Summary—Medium-Term Notes—Amounts That We May Issue” on page S-4 and “Summary—Medium-Term Notes—Reissuances or Reopened Issues” on page S-4, we have the right, but not the obligation, to issue additional ETNs once the initial distribution is complete.  We also reserve the right to cease or suspend sales of the ETNs from inventory held at any time after the inception date. If we choose not to issue additional ETNs or to cease or suspend sales of the ETNs from inventory, this will impact supply and demand for the ETNs and may impact the liquidity and price of the ETNs in the secondary market.  As a result, if you buy or sell your ETNs on the secondary market, the price that you pay or receive may be higher or lower than if we had decided to issue additional ETNs or not to cease or suspend sales of the ETNs from inventory at that time.

There Are Restrictions on the Minimum Number of ETNs You May Redeem and on the Dates on Which You May Redeem Them

You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on an optional redemption date.  You may only redeem your ETNs on an optional redemption date if we receive a notice of redemption from you by no later than 4:00 p.m., New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on the business day prior to the applicable valuation date.  If we do not receive your notice of redemption by 4:00 p.m., New York City time, or your confirmation of redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your ETNs on the applicable optional redemption date.  Your notice of redemption and confirmation of redemption will not be effective until we confirm receipt.  Additionally, if an automatic termination event occurs after we receive your notice of redemption but prior to the close of business on the applicable valuation date, your notice of redemption will be deemed ineffective and we will automatically redeem your ETNs on the automatic redemption date at an amount equal to the applicable automatic redemption value.  See “Specific Terms of the ETNs—Optional Redemption Procedures” in this pricing supplement for more information.

If a Market Disruption Event Has Occurred or Exists on a Valuation Date or Immediately Following an Automatic Termination Event on Any Calendar Day, the Calculation Agent Can Postpone the Determination of, As Applicable, the Closing Indicative Note Value, the Automatic Redemption Value or the Maturity Date or a Redemption Date

The determination of the value of an ETN on a valuation date, including the final valuation date, may be postponed if the calculation agent determines that a market disruption event with respect to that ETN has occurred or is continuing on such valuation date.  In no event, however, will a valuation date be postponed by more than five trading days.  As a result, the maturity date or an optional redemption date for a series of ETNs could also be postponed, although not by more than five trading days.  If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the relevant Index for such day.  See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

Similarly, if the calculation agent is prevented from determining the automatic redemption value because a market disruption event occurs or is continuing following the occurrence of an automatic termination event, the calculation agent may determine the automatic redemption value when the market disruption event has ceased to occur. However, if such market disruption event is continuing on the fifth trading day after the automatic termination date, the calculation agent may make a good faith estimate in its sole discretion of the value of the relevant Index and will determine the automatic redemption value prior to the close of trading on the fifth trading day. Notwithstanding the occurrence of a market disruption event, the automatic redemption value (a) shall not be greater than the applicable automatic termination level and (b) shall not be less than $0 per ETN. See also “If a Series of ETNs Is Automatically Redeemed Following the Occurrence of an Automatic Termination Event, You Will Not Benefit From Any Subsequent Increase in the Level of the Underlying Index”.

The Market Value of Each Series of ETNs May Be Influenced by Many Unpredictable Factors

The market value of your ETNs may fluctuate between the date you purchase them and the applicable valuation date.  You may also sustain a significant loss if you sell your ETNs in the secondary market.  We expect that generally the value of the equity securities included in the Index underlying a series of ETNs and that Index will affect the market value of those ETNs more than any other factors.  Several other factors, many of which are beyond our control, will influence the market value of a series of ETNs.  Factors that may influence the market value of a series of ETNs include:

•                prevailing market prices and forward volatility levels of the stock markets on which the equity securities included in the underlying Index are listed or traded, the equity securities included in the underlying Index, and prevailing market prices of options on the underlying Index or any other financial instruments related to the underlying Index;

•                supply and demand for the ETNs, including inventory positions with Barclays Capital Inc. or any market maker and any decision we may make not to issue additional ETNs or to cease or suspend sales of ETNs from inventory;

•                the time remaining to the maturity of the ETNs;

•                interest rates;

•                economic, financial, political, regulatory, geographical or judicial events that affect the level of the underlying Index or the market price or forward volatility of the stock markets on which the equity securities included in the underlying Index are listed or traded, the equity securities included in the underlying Index, and the underlying Index;

•               the perceived creditworthiness of Barclays Bank PLC;

•                supply and demand in the listed and over-the-counter equity derivative markets; or

•                supply and demand as well as hedging activities in the equity-linked structured product markets.

These factors interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

Historical Levels of the Indices Should Not Be Taken as an Indication of the Future Performance of the Indices During the Term of the ETNs

It is impossible to predict whether any Index will rise or fall.  The actual performance of the Index underlying your ETNs over the term of the ETNs, as well as the amount payable at maturity, may bear little relation to the historical level of that Index.

You Will Not Benefit from Any Increase in the Level of the Index Underlying Your ETNs If Such Increase Is Not Reflected in the Level of that Index on the Applicable Valuation Date

If the Index underlying your ETNs does not increase by an amount sufficient to offset the effect of the daily financing charge and the daily investor fee between the initial valuation date and the applicable valuation date (including the final valuation date), we will pay you less than the principal amount of your ETNs at maturity or upon optional redemption.  This will be true even if the level of that Index as of some date or dates prior to the applicable valuation date would have been sufficiently high to provide the ETNs with a valuation equal to or greater than the principal amount of those ETNs.

If a Series of ETNs Is Automatically Redeemed Following the Occurrence of an Automatic Termination Event, You Will Not Benefit From Any Subsequent Increase in the Level of the Underlying Index

If, on any calendar day, the intraday indicative note value of any series of ETNs becomes less than or equal to the applicable automatic termination level, an automatic termination event will be deemed to have occurred and that series of ETNs will be automatically redeemed.  Following the occurrence of an automatic termination event, you will not benefit from any subsequent increase in the level of the underlying Index even if such increase occurs prior to the automatic redemption date. Instead, you will receive a payment on the automatic redemption date equal to the automatic redemption value, which will not be greater than the applicable automatic termination level, nor less than $0 per ETN.  In addition, if a market disruption event occurs and the calculation agent makes a good faith estimate of the automatic redemption value, in the manner described in “If a Market Disruption Event Has Occurred or Exists on a Valuation Date or Immediately Following an Automatic Termination Event, the Calculation Agent Can Postpone the Determination of, As Applicable, the Closing Indicative Note Value, the Automatic Redemption Value or the Maturity Date or a Redemption Date”, your payment on the automatic redemption date will not be greater than the applicable automatic termination level, even if the intraday indicative note value of the relevant ETNs is greater than the applicable amount, even substantially so, following the resolution of the relevant market disruption event.

Changes in Our Credit Ratings May Affect the Market Value of Your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the ETNs.  Consequently, actual or anticipated changes in our credit ratings may affect the market value of your ETNs.  However, because the return on your ETNs is dependent upon certain factors in addition to our ability to pay our obligations on your ETNs, an improvement in our credit ratings will not reduce the other investment risks related to your ETNs.

You Will Not Receive Interest Payments on the ETNs

You will not receive any periodic interest payments on your ETNs.  Your ETNs will be paid in cash, and you will have no right to receive delivery of any equity securities.

Trading and Other Transactions by Barclays Bank PLC or Its Affiliates in the Equity Securities Underlying Any of the Indices or Instruments Linked to the Indices or to the Equity Securities Underlying the Indices May Also Impair the Market Value of the ETNs, Could Trigger an Automatic Termination Event and, Upon the Occurrence of an Automatic Termination Event, Could Adversely Affect the Automatic Redemption Value of the ETNs

As described below under “Use of Proceeds and Hedging” in this pricing supplement, we or one or more of our affiliates may hedge our obligations under the ETNs by purchasing or selling equity securities underlying the Indices or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the Indices or the equity securities underlying the Indices, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing.  Any of these hedging activities may adversely affect the market price of those instruments and, therefore, the levels of the Indices, the market value of the applicable series of ETNs, the intraday indicative note value of the applicable series of ETNs and/or, upon the occurrence of an automatic termination event, the automatic redemption value of the ETNs.  It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the ETNs declines.

We or one or more of our affiliates may also engage in trading in equity securities underlying the Indices or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the Indices or the equity securities underlying the Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for hedging or reducing risk of loss to us or an affiliate, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the level of the Indices, the market price of those instruments and, therefore, the market value of the ETNs and/or the intraday indicative note values, which could trigger the occurrence of an automatic termination event. In addition, we would expect to continue to engage in these activities from the occurrence of an automatic termination event to the time at which the calculation agent determines the automatic redemption value, and accordingly such activities could have an adverse effect on the automatic redemption value of the ETNs. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the ETNs and/or the intraday indicative note values of the ETNs, which could trigger the occurrence of an automatic termination event.

With respect to any of the activities described above, neither Barclays Bank PLC nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the ETNs into consideration at any time. See “Our Business Activities May Create Conflicts of Interest” below for more details.

Our Business Activities May Create Conflicts of Interest

We and our affiliates expect to play a variety of roles in connection with the issuance of the ETNs.  As noted above, we and our affiliates expect to engage in trading activities related to the equity securities included in the Indices, futures or options on the equity securities included in the Indices or the Indices, or other derivative instruments with returns linked to the performance of the equity securities included in the Indices or the Indices that are not for the account of holders of the ETNs or on their behalf.  These trading activities may present a conflict between the holders’ interest in the ETNs and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management.  These trading activities, if they influence the value of the Indices, could be adverse to the interests of the holders of the ETNs.  Moreover, we and our affiliates have published and in the future expect to publish research reports with respect to some or all of the equity securities included in the Indices and equity securities generally.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the ETNs.  The research should not be viewed as a recommendation or endorsement of the ETNs in any way and investors must make their own independent investigation of the merits of this investment.  Any of these activities by us, Barclays Capital Inc. or our other affiliates may affect the market price of the equity securities included in the Indices and the levels of the Indices and, therefore, the market value of the ETNs.  With respect to any of the activities described above, neither Barclays Bank PLC nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the ETNs into consideration at any time.

The Tax Consequences Are Uncertain

The U.S. federal income tax treatment of the ETNs is uncertain and the Internal Revenue Service could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the ETNs and whether all or part of the gain you may recognize upon the sale, redemption or maturity of an instrument such as the ETNs should be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts.  While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the ETNs (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until redemption or maturity. The outcome of this process is uncertain.  Additionally, members of

Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the ETNs.  For example, in 2016, legislation was proposed that, if enacted, would generally require holders of instruments such as the ETNs that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss.  It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your ETNs.

Moreover, it is possible that the Internal Revenue Service could seek to tax your ETNs by reference to your deemed ownership of the underlying assets that comprise the relevant Index.  In such case, you could be required to recognize ordinary income in respect of the dividends that you would have received had you made an actual leveraged investment in the underlying components of the relevant Index, and could be required to recognize capital gain or loss, at least a portion of which could be short-term capital gain or loss, in respect of a portion of your ETNs at any time when an adjustment is made to the relevant Index.  Under this alternative treatment, the amount you realize upon the sale, redemption or maturity of your ETNs would not be reduced by the notional interest that you would be deemed to pay on the ETNs.  Although you may be entitled to deduct some or all of such notional interest as investment interest under this characterization of the ETNs, the deductibility of investment interest is subject to limitations.  Even if you are not treated as the owner of a leveraged investment in the underlying components of the relevant Index, it is possible that you could be required to include the dividends that you would have received had you made a leveraged investment in the underlying components of the relevant Index as items of ordinary income, either upon the sale, redemption or maturity of the ETNs or over the term of your ETNs, even though you will not receive any payments from us until the redemption or maturity of your ETNs.

Certain alternative U.S. federal income tax characterizations of the ETNs could also affect non-U.S. holders.  For example, certain amounts received by non-U.S. holders in respect of the S&P 500® ETNs, the Russell 1000 ETNs and the Russell 2000 ETNs could, under certain such treatments, be subject to U.S. federal income tax withholding at a rate of 30%, or a lower rate that is available by reason of any applicable income tax treaty.  In particular, it is possible that a non-U.S. holder could be subject to this tax in respect of the dividends it would have received if it had directly invested in the U.S. stocks that are referenced by the S&P 500® ETNs, the Russell 1000 ETNs or the Russell 2000 ETNs.

For a discussion of the U.S. federal income tax treatment applicable to your ETNs as well as other potential alternative characterizations for your ETNs, please see the discussion under “Material U.S. Federal Income Tax Considerations” below.  You should consult your tax advisor as to the possible alternative treatments in respect of the ETNs.

Additional Risk Associated with the Russell 2000 ETNs

An Investment in the Russell 2000 ETNs Will Be Subject to Risks Associated with Small Capitalization Stocks

The Russell 2000 Index tracks the performance of stock issued by companies with relatively small market capitalization. The stock prices of companies with relatively small market capitalization may be more volatile than stock prices of relatively large capitalization companies.  Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger capitalization companies.  These small capitalization companies tend to be less well-established than large market capitalization companies.  Small capitalization companies are less likely to pay dividends on their stock, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.  Therefore, if you invest in the Russell 2000 ETNs, your payment at maturity or redemption may be reduced as a result of these factors.

Additional Risks Associated with the MSCI ETNs

An Investment in the MSCI ETNs Will Be Subject to Risks Associated with Non-U.S. Securities Markets

The equity securities that compose the MSCI Indices have been issued by non-U.S. companies. Investments in securities linked to the values of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally, non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

Furthermore, the EM Index, which underlies the MSCI EM ETNs, tracks the performance of certain specified companies in certain emerging markets. The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

Some or all of the foregoing factors may influence the closing levels of the MSCI Indices. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the

MSCI Indices based on their historical performance. The value of either or both of the MSCI Indices may decrease such that you may not receive any return of your investment. There can be no assurance that the closing levels of the MSCI Indices will not decrease, or will not increase sufficiently, so that at maturity or redemption you will not lose some or all of your investment.

An Investment in the MSCI ETNs Will Be Subject to Currency Exchange Risk

Because the prices of the non-U.S. equity securities included in the MSCI Indices are converted into U.S. dollars for the purposes of calculating the value of the MSCI Indices, the holders of the MSCI ETNs will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities composing the MSCI Indices trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. equity securities composing the MSCI Indices denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the relevant MSCI Indices will be adversely affected and the payment at maturity or upon redemption of the relevant MSCI ETNs may be reduced.

Of particular importance to potential currency exchange risk are:

•                existing and expected rates of inflation;

•                existing and expected interest rate levels;

•                the balance of payments; and

•                the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Changes in the Volatility of Exchange Rates, and the Correlation Between Those Rates and the Values of the MSCI Indices are Likely To Affect the Market Value of the MSCI ETNs

The exchange rate between the U.S. dollar and each of the currencies in which the non-U.S.

equity securities included in the MSCI Indices are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which an equity security included in the MSCI Indices and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which an equity security included in one of the MSCI Indices is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency in which that equity security is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities composing the MSCI Indices are denominated refers to the size and frequency of changes in that exchange rate.

Because the MSCI Indices are calculated, in part, by converting the closing prices of the non-U.S. equity securities composing the MSCI Indices into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those non-U.S. equity securities are denominated could affect the market value of the MSCI ETNs and the payment you receive at maturity or redemption.

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities composing the Index are denominated and the value of the Index refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the value of the MSCI Indices. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities composing the MSCI Indices are denominated and the percentage changes in the value of the MSCI Indices could affect the value of your MSCI ETNs and the payment you receive at maturity or redemption.

The MSCI ETNs Will Be Subject to Significant Movements in Underlying Foreign Exchange and Equity Markets Outside of the Hours During Which the MSCI ETNs are Traded on the NYSE Arca

The equity markets of the countries tracked by each of the MSCI Indices are located outside the United States and many outside of North America and, therefore, are open for trading in different time zones around the world.

Significant price and currency exchange rate movements may take place in the underlying foreign exchange and equity markets during hours when the MSCI ETNs are not traded on the NYSE Arca, and those movements may be reflected in the market value of the MSCI ETNs when trading of the MSCI ETNs commences on the NYSE Arca.

In addition, the terms of the ETNs provide that an automatic termination event will occur, meaning that we will automatically redeem a series of ETNs (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for that series is less than or equal to the applicable automatic termination level.  In the case of the MSCI ETNs, because the equity markets of the countries tracked by each of the MSCI Indices are open for trading in different time zones around the world and the intraday indicative note values of the MSCI ETNs will be calculated by the calculation agent outside of the hours during which the MSCI ETNs are traded on the NYSE Arca, it is possible that an automatic termination event may occur outside of the hours during which the MSCI ETNs are traded on the NYSE Arca.

THE INDICES

We have derived substantially all information contained in this pricing supplement regarding each Index, including, without limitation, its make up, its method of calculation and changes in its components, from publicly available information.  Such information reflects the policies of, and is subject to change by, the index sponsors.

The S&P 500 Index is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”).  The Russell Indices were developed by Russell Investments (“Russell”) and are calculated, maintained and published by Russell.  The MSCI Indices are part of the “MSCI Global Investable Market Indices” calculated and maintained by MSCI, Inc. (“MSCI”).   In this pricing supplement, we refer to S&P Dow Jones Indices, Russell and MSCI collectively as the “index sponsors”.  In connection with any offering of ETNs, neither we nor any of our agents or dealers have participated in the preparation of the information described in the first paragraph of this section or made any due diligence inquiry with respect to the index sponsors.  Neither we nor any of our agents or dealers makes any representation or warranty as to the accuracy or completeness of such information or any other publicly available information regarding the Indices or the index sponsors.

You, as an investor in the ETNs, should make your own investigation into any Index and the index sponsors.  The index sponsors are not involved in any offer of ETNs in any way and have no obligation to consider your interests as a holder of the ETNs.  The index sponsors have no obligation to continue to publish any of the Indices and may discontinue or suspend publication of any Index at any time in their sole discretion.

Historical performance of the Indices is not an indication of future performance.  Future performance of the Indices may differ significantly from historical performance, either positively or negatively.

Information contained on certain websites mentioned below is not incorporated by reference in, and should not be considered part of, this pricing supplement or the accompanying prospectus supplement and prospectus.

S&P 500® Total Return Index

The S&P 500® Total Return Index (the “S&P 500 Index”) is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.  The S&P 500 Index to which the S&P 500® ETNs are linked is the total return version of the S&P 500 Index.  The daily calculation of the level of the S&P 500 Index, discussed below in further detail, is based on the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  The S&P 500 Index is reported by S&P Dow Jones Indices on Bloomberg page “SPXT <Index>”.

Differences Between the S&P 500® Total Return Index and the S&P 500® Index

The total return version of the S&P 500 Index is calculated in the same manner as the S&P 500 Index as described below; however, the difference between the S&P 500 Index and the total return version of such index is that the S&P 500 Index reflects changes in the prices of its underlying stocks, while the total return version to which the S&P 500® ETNs are linked reflects changes in both changes in stock prices and the reinvestment of the dividend income from its underlying stocks.

Specifically, in calculating the total return version, ordinary cash dividends are applied on the ex-dividend date.  “Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation.  These may be described by the corporation as “special”, “extra”, “year-end”, or “return of capital”.  Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special.  “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the total return version of the S&P 500 Index reflects both ordinary and special dividends for purposes of calculating the reinvestment of dividend income.

Composition of the S&P 500 Index

S&P Dow Jones Indices chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market. Relevant criteria employed by S&P Dow Jones Indices for new additions include the financial viability of the particular company, the extent to which that company represents the industry group to which it is assigned, adequate liquidity and reasonable price, an unadjusted market capitalization of $4.6 billion or more, U.S. domicile, a public float of at least 50% and company classification (i.e. U.S. common equities listed on the New York Stock Exchange (“NYSE”) and the NASDAQ stock market and not closed-end funds, holding companies, tracking stocks, partnerships, investment vehicles, royalty trusts, preferred shares, unit trusts, equity warrants, convertible bonds or investment trusts). The ten main groups of companies that comprise the S&P 500 Index include: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities. S&P Dow Jones Indices may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

The S&P 500 Index does not reflect the payment of dividends on the stocks included in the S&P 500 Index. Because of this the return on the ETNs will not be the same as the return you would receive if you were to purchase those stocks and hold them for a period equal to the term of the ETNs.

Computation of the S&P 500 Index

As of September 16, 2005, S&P Dow Jones Indices has used a full float-adjusted formula to calculate the S&P 500 Index. With a float-adjusted index, the share counts used in calculating the S&P 500 Index will reflect only those shares that are available to investors, not all of a company’s outstanding shares.

The float-adjusted S&P 500 Index is calculated as the quotient of (1) the sum of the products of (a) the price of each common stock, (b) the total shares outstanding of each common stock and (c) the investable weight factor (“IWF”) and (2) the index divisor.

The investable weight factor is calculated by dividing (1) the available float shares by (2) the total shares outstanding. Available float shares reflect float adjustments made to the total shares outstanding. Float adjustments seek to distinguish strategic shareholders (whose holdings depend on concerns such as maintaining control rather than the economic fortunes of the company) from those holders whose investments depend on the stock’s price and their evaluation of the company’s future prospects.

Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies. These “control holders” generally will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, employee stock option plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by certain asset managers, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float. Effective as of September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by these asset managers, were removed from the float for purposes of calculating the S&P 500 Index.

Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float.  Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.

For each stock, the IWF is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, S&P Dow Jones Indices would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, S&P Dow Jones Indices would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. For companies with multiple classes of stock, the multiple classes are combined into one class with an adjusted share count. In these cases, the stock price is based on one class, usually the most liquid class, and the share count is based on the total shares outstanding.

Changes in a company’s total shares outstanding of 5.0% or more due to public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Other changes of 5.0% or more (for example, due to company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday (one week later). Changes of less than 5.0% are accumulated and made quarterly on the third Friday of March, June,

September, and December. Changes due to mergers or acquisitions of publicly held companies are made as soon as reasonably possible, regardless of the size of the change, although de minimis merger and acquisition share changes may be accumulated and implemented with the quarterly share rebalancing. Corporate actions such as stock splits, stock dividends, spinoffs and rights offerings are generally applied after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date. Changes in investable weight factors of more than five percentage points caused by corporate actions will be made as soon as possible. Changes in investable weight factors of less than five percentage points will be made annually, in September when revised investable weight factors are reviewed. A share freeze is implemented the week of the rebalancing effective date, the third Friday of the last month of each quarter, during which shares are not changed except for certain corporate actions (merger activity, stock splits, rights offerings and certain dividend payable events).

As discussed above, the value of the S&P 500 Index is the quotient of (1) the total float-adjusted market capitalization of the S&P 500 Index’s constituents (i.e., the sum of the products of (a) the price of each common stock, (b) the total shares outstanding of each common stock and (c) the investable weight factor) and (2) the index divisor. Continuity in index values is maintained by adjusting the divisor for all changes in the constituents’ share capital after the base date, which is the period from 1941 to 1943. This includes additions and deletions to the index, rights issues, share buybacks and issuances, and spin-offs. The index divisor’s time series is, in effect, a chronological summary of all changes affecting the base capital of the S&P 500 Index since the base date. The index divisor is adjusted such that the index value at an instant just prior to a change in base capital equals the index value at an instant immediately following that change. Some corporate actions, such as stock splits require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require adjustments to the index divisor.

Additional information on the S&P 500 Index is available on the following website: http://us.spindices.com. Information included on this website is not part of, or incorporated by reference in this index supplement.

Historical Performance of the S&P 500 Index

The following table and graph illustrate the performance of the S&P 500 Index since December 30, 1988 and January 4, 1988, respectively.  The S&P 500 Index was launched on January 4, 1988.  The historical performance of the S&P 500 Index shown below should not be taken as an indication of future performance, and no assurance can be given that the level of the S&P 500 Index will increase sufficiently to cause holders of the S&P 500® ETNs to receive a payment at maturity or upon optional redemption equal to or in excess of the principal amount of such S&P 500® ETNs.

Date	Level of the S&P 500®
December 30, 1988	288.12
December 29, 1989	379.41
December 31, 1990	367.63
December 31, 1991	479.63
December 31, 1992	516.18
December 31, 1993	568.20
December 30, 1994	575.71
December 29, 1995	792.04
December 31, 1996	973.90
December 31, 1997	1,298.82
December 31, 1998	1,670.01
December 31, 1999	2,021.40
December 29, 2000	1,837.37
December 31, 2001	1,618.98
December 31, 2002	1,261.18
December 31, 2003	1,622.94
December 31, 2004	1,799.55
December 30, 2005	1,887.94
December 29, 2006	2,186.13
December 31, 2007	2,306.23
December 31, 2008	1,452.98
December 31, 2009	1,837.50
December 31, 2010	2,114.29
December 30, 2011	2,158.94
December 31, 2012	2,504.44
December 31, 2013	3,315.59
December 31, 2014	3,769.44
December 31, 2015	3,821.60
December 15, 2016	4,319.84

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

License Agreement Regarding S&P 500 Index

The S&P 500 Index and the S&P 500 Total Return Index are products of S&P Dow Jones Indices LLC (“SPDJI”), and have been licensed for use by Barclays Bank PLC.  S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“SPFS”). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes.

The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 Index to track general market performance.  S&P Dow Jones Indices’ only relationship to Barclays Bank PLC with respect to the S&P 500 Index is the licensing of the S&P 500 Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors.  The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Barclays Bank PLC or the ETNs.  S&P Dow Jones Indices has no obligation to take the needs of Barclays Bank PLC or the owners of the ETNs into consideration in determining, composing or calculating the S&P 500 Index.  S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs are to be converted into cash, surrendered or redeemed, as the case may be.  S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the ETNs.  There is no assurance that investment products based on the S&P 500 Index will accurately track the performance of the index or provide positive investment returns.  SPDJI is not an investment advisor.  Inclusion of a security within the S&P 500 Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index. It is possible that this trading activity will affect the value of the S&P 500 Index and the ETNs.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Russell Indices

All information regarding the Russell Indices set forth in this pricing supplement reflects the policies of, and is subject to change by, Russell.  The Russell Indices were developed by Russell and are calculated, maintained and published by Russell.  The Russell 1000® Total Return Index (the “Russell 1000 Index”) is reported by Russell on Bloomberg page “RU10INTR <Index>”, and the Russell 2000® Total Return Index (the “Russell 2000 Index”) is reported by Russell on Bloomberg page “RU20INTR <Index>”.

The Russell 1000 Index and the Russell 2000 Index are designed to track the performance of the large capitalization and small capitalization segments, respectively, of the U.S. equity market.  As a subset of the Russell 3000® Index (the “Russell 3000”) the Russell 1000 Index comprises the 1,000 largest companies (based on a combination of their market capitalization and current index membership) included in the Russell 3000 and represented, as of December 31, 2013, approximately 92% of its total market capitalization.  The Russell 2000 Index comprises the 2,000 smallest companies (based on a combination of their market capitalization and current index membership) included in the Russell 3000 and represented, as of December 31, 2013, approximately 8% of its total market capitalization.  The Russell 3000, in turn comprises the 3,000 largest U.S. companies as measured by total market capitalization, which together represented, as of December 31, 2013, approximately 98% of the investable U.S. equity market.

Differences Between the Price Return and the Total Return Versions of the Russell Indices

The Russell Indices are total return versions and are calculated in the same manner as the price return versions of the Russell 1000® Index and the Russell 2000® Index as described below; however, the difference between the price return versions and the total return versions of such indices is that the price return versions reflect changes in the prices of their underlying stocks, while the total return versions to which the Russell ETNs are linked reflect changes in both changes in stock prices and the reinvestment of the dividend income from their underlying stocks.

Annual Reconstitution

Annual reconstitution is the process by which all Russell Indexes are completely rebuilt. All Russell Indexes, including the Russell Indices, are reconstituted annually to reflect changes in the marketplace. On the last trading day in May each year, all eligible stocks are ranked by their total market capitalization. The largest 4,000 become the Russell 3000E Index, and the other Russell U.S. Indexes are determined from that set of stocks. If there are not 4,000 eligible stocks in the U.S. market, the entire eligible set is included. Reconstitution occurs on the last Friday in June. However, at times this date is too proximal to exchange closures and abbreviated exchange trading schedules when market liquidity is exceptionally low. In order to ensure proper liquidity in the markets, when the last Friday in June falls on the 29th or 30th, reconstitution will occur on the preceding Friday. A full calendar for reconstitution is made available each spring. The companies that meet the eligibility criteria are ranked on the last trading day of May of every year based on market capitalization using data available at that time, with the reconstitution taking effect as of the first trading day following the last Friday of June of that year. If the last Friday in June is the 29th or 30th day of June, reconstitution will occur the Friday prior.

Selection of Stocks Underlying the Russell Indices

Stock inclusion criteria

Below are the requirements to be eligible for inclusion in the Russell 3000, and, consequently, the Russell Indices:

•      U.S. company.  All companies eligible for inclusion in the Russell Indices must be classified as a U.S. company under Russell’s country-assignment methodology. If a company is incorporated in, has a stated headquarters location in, and also trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible for this purpose), the company is assigned to its country of incorporation. If any of the three criteria do not match, Russell then defines three Home Country Indicators (“HCIs”). The HCIs are as follows: (1) Country of incorporation; (2) Country of headquarters;

and (3) Country of the most liquid exchange (as defined by a two-year average daily dollar trading volume (“ADDTV”) from all exchanges within a country).  After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, Russell will use the primary location of the company’s revenues to cross-compare with the three HCIs and assign a country in a similar manner.  Beginning in 2011, Russell will use the average of two years of assets or revenues data, in order to reduce potential turnover. Assets and revenues data are retrieved from each company’s annual report as of the last trading day in May.  If conclusive country details cannot be derived from assets or revenues data, Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation (“BDI”) country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba, Saint Eustatius, Saint Maarten and Turks and Caicos Islands. A U.S. HCI is assigned for any company incorporated or headquartered in a U.S. territory. This includes countries such as Puerto Rico, Guam, and U.S. Virgin Islands.

•      Trading requirements.  All stocks eligible for inclusion in the Russell U.S. Indexes must trade on a major U.S. exchange.  Bulletin Board, pink-sheet or over-the-counter (OTC) traded securities are not eligible for inclusion.

•      Minimum closing price.  A stock must have a close price at or above $1.00 (on its primary exchange) on the last trading day in May to be eligible for inclusion. In order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last trading day in May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00.  Quarterly Initial Public Offerings (IPO) additions must have a close price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion.

•      Primary exchange pricing If a stock, new or existing, does not have a close price at or above $1.00 (on its primary exchange) on the last trading day in May, but does have a close price at or above $1.00 on another major U.S. exchange, the stock will be eligible for index inclusion.

•      Minimum total market capitalization.  Companies with a total market capitalization of less than $30 million are not eligible for inclusion in the Russell U.S. Indexes.

•      Minimum available shares/float requirement.  Companies with only a small portion of their shares available in the marketplace are not eligible for the Russell U.S. Indexes.  Companies with 5% or less will be removed from eligibility.

•      Company structure.  Companies structured in the following ways are excluded from inclusion in Russell Indexes: royalty trusts, U.S. limited liability companies, closed-end investment companies (Business Development Companies (“BDCs”) are eligible), blank-check companies, special purpose acquisition companies (“SPACs”) and limited partnerships .

•      UBTI screening.  Companies that produce Unrelated Business Taxable Income (“UBTI”) are restricted from ownership for tax-exempt investors. In recognition of this, the index sponsor screens all REITs and PTPs, removing any stock from eligibility that generates or has historically generated UBTI and has not taken steps to block UBTI to equity holders. The research process is conducted as part of the index sponsor’s annual rebalance effort. Additional screening will not be assessed or changed outside of the reconstitution For UBTI to be passed to a stock holder, the UBTI must be produced by the company directly. UBTI incurred by a subsidiary will not be realized by the holder of the parent entity and would not require removal of the parent company from eligibility. If a company restructured to block UBTI, they will remain eligible for inclusion in the Russell Indices. Acceptable form of restructure are as follows: (1) formal creation of a shell entity or offshore vehicle ensuring that any dividend payment is void of UBTI; and (2) if within a public filing (SEC filing, dividend disclosure, press release) the company declares that any UBTI producing assets have been sold and no future intent to purchase UBTI producing assets exists. This declaration of intent must clearly state that the company’s past investment strategy has changed and the intent is to remove the exposure of UBTI to the end holder.

•      Shares excluded.  Because Russell Indexes are built to capture performance of each country’s primary equity vehicle, the following share types are not eligible for inclusion: preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts.

•      Deadline for inclusion.  Stocks must be listed on the last trading day in May and Russell must have access to documentation on that date supporting the company’s eligibility for index inclusion.  This includes corporate description, verification of incorporation, number of shares outstanding and other information needed to determine eligibility.  IPOs will be considered for inclusion on a quarterly basis.

Market capitalization

The primary criteria used to determine the initial list of common stocks eligible for inclusion in the Russell 3000, and thus the Russell Indices, is total market capitalization, which is calculated by multiplying the total outstanding shares by the market price as of the last trading day in May for those stocks being considered for the purposes of the annual reconstitution. IPO eligibility is determined each quarter.

•      Determining total shares outstanding.  Common stock, non-restricted exchangeable shares, and partnership units/membership units (in certain cases) are used to determine market capitalization for a company.  Any other form of shares, including  preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights or trust receipts, are excluded from the calculation.  If multiple share classes of common stock exist, they are combined.  In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.

•      Determining price.  During each annual reconstitution, the last traded price on the last trading day in May of that year from the primary exchange is used to determine market capitalization.  If a stock does not trade on its primary exchange, the lowest price from another major U.S. exchange is used. In the case where multiple share classes exist, a primary trading vehicle is determined, and the price of that primary trading vehicle (usually the most liquid) is used to determine price.

•      Primary trading vehicle. Primary trading vehicles are determined by the last two years’ average trading volume, as of the last trading day in May. For new members, the common share class with the highest trading volume will be considered the primary trading vehicle, and its associated price and trading symbol will be included in the Russell U.S. Indexes. If the volume of each share class is close, within 20%, the one with the largest available shares is used. For share classes without two years of history, all available volume data is used. At least 100 day trading volume is necessary to consider the class as a primary vehicle for existing members. New members will be analyzed on all available data, even if that data is for less than 100 days. If applicable, shares held across different share classes will be represented on a mathematically equivalent basis.

•      Initial public offerings (IPOs). IPOs are added to Russell U.S. Indexes on the basis of total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Country assignment determination is made using data provided in prospectuses or other filings. Market adjustments to the capitalization breaks are made using the returns of the broad market Russell 3000E Index. In order to be added during a quarter outside of reconstitution, an IPO must meet all Russell U.S. Index eligibility requirements. Additionally, the IPO must meet the following criteria on the final trading day of the month prior to quarter-end: (1) it is priced and traded; and (2) it ranks larger in total market capitalization than the market-adjusted smallest company in the Russell 3000E Index as of the latest June reconstitution.

Capitalization Adjustments

After membership is determined, a stock’s shares are adjusted to include only those shares available to the public.  This is often referred to as “free float”.  The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.  Stocks in the Russell U.S. Indexes, including the Russell 1000 Index and the Russell 2000 Index, are weighted by their available (also called float-adjusted) market capitalization, which is calculated by multiplying the primary closing price by the available shares.  Adjustments to shares are reviewed at reconstitution and for major corporate actions such as mergers.

Adjustments are based on information recorded in SEC corporate filings, including DEF 14, 424B, and 10K filings, or other reliable sources in the event of missing or questionable data. Please note that 13F filings are not reviewed.  The following types of shares are removed from total market capitalization to arrive at free float or available market capitalization:

•      Cross ownership by another Russell 3000E Index or Russell Global Index member.  Shares held by another member of a Russell index (including Russell global indexes) are considered cross-owned and all such shares will be adjusted regardless of percentage held.

•      Large corporate and private holdings.  Shares held by another listed company (non-member) or by private individuals will be adjusted if they exceed 10% of shares outstanding.  Share percentage is determined by those shares held either by an individual or by a group of individuals acting together.  For example, officers’ and directors’ holdings would be summed together to determine if they exceed 10%.  However, not included in this class are institutional holdings, including investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms, unless these firms have a direct relationship to the company, such as board representation.  In such cases, they are considered strategic holdings and are included with the officers/directors group.

•      Employee stock ownership plan (ESOP) or Leveraged employee stock ownership plan (LESOP) shares. Corporations that have ESOP or LESOP shares that comprise 10% or more of the shares outstanding are adjusted.

•      Unlisted share classes.  Classes of common stock that are not traded on a U.S. exchange are adjusted.

•      IPO lock-ups.  Shares locked-up during an IPO are not available to the public and are thus excluded from the market value at the time the IPO enters the Russell indices.

•      Government holdings.

•     Direct government holders: Those holdings listed as “government of” are considered unavailable and will be removed entirely from available shares.

•     Indirect government holders: Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%.

•     Government pensions: Any holding by a government pension plan is considered an institutional holding and will not be removed from available shares.

Corporate Action driven Changes

Russell applies corporate actions to the its indexes on a daily basis, both to reflect the evolution of stocks and to assure that the indexes remain highly representative of the U.S. equity market. A company’s index membership and its weight in the index can be impacted by these corporate actions. Depending upon the time an action is determined to be final, Russell either (1) applies the action before the open on the ex-date or (2) applies the action providing appropriate notice, referred to as a “delayed action”. For the purpose of index calculation, Russell generally applies the most recently available market prices for corporate action adjustments. There are many types of corporate actions, but the most common are described below, along with their treatment within all Russell U.S. Indexes, including the Russell 1000 Index and the Russell 2000 Index.

•      “No replacement” rule.  Stocks that leave the Russell Indices, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of stocks in the Russell Indices over a year may fluctuate according to corporate activity.

•      Mergers and acquisitions.  Merger and acquisition activity results in changes to the membership and weighting of members within the Russell Indices.

•      Re-incorporations.  Members of the Russell Indices that are re-incorporated to another country are analyzed for country assignment the following year during reconstitution, as long as they continue to trade in the U.S.  Companies that re-incorporate and no longer trade in the U.S. are immediately deleted from the Russell Indices and placed in the appropriate country within the Russell Global Index.  Those that re-incorporate to the U.S. during the year will be assessed during reconstitution for membership.

•      Re-classifications of shares (primary vehicles).  Primary vehicles will not be assessed or changed outside of a reconstitution period unless the existing class ceases to exist.  In the event of extenuating circumstances signaling a necessary primary vehicle change, proper notification will be made.

•      Rights offerings.  Rights offered to shareholders are reflected in the Russell Indices the date the offer expires for non-transferable rights and on the ex-date for transferable rights.  In both cases, the price is adjusted to account for the value of the right on the ex-date, and shares are increased according to the terms of the offering on that day.  Rights issued in anticipation of a takeover event, or “poison pill” rights are excluded from this treatment and no price adjustment is made for their issuance or redemption.

•      Changes to shares outstanding.  Changes to shares outstanding due to buyback (including Dutch Auctions), secondary offerings, merger activity with a non-member of the Russell Indices and other potential changes are updated at the end of the month (with the sole exception of June) which the change is reflected in vendor supplied updates and verified by Russell using an SEC filing.  For a change in shares to occur, the cumulative change to available shares must be greater than 5%.

•      Spin-offs. The only additions between reconstitution dates are as a result of spin-offs, reincorporations and IPOs.  Spin-off companies are added to the Russell Indices if warranted by the market capitalization of the spin-off company.

•      Tender offers.  A company acquired as the result of a tender offer is removed when the tender offer has fully expired and it is determined that the company will finalize the process with a short form merger.  Shares of the acquiring company, if a member of the Russell Indices, will be increased simultaneously.

•      Delisting.  Only companies listed on U.S. exchanges are included in the Russell Indices.  Therefore, when a company is delisted from a U.S. exchange and moved to over-the-counter trading, the company is removed from the Russell Indices.

•      Bankruptcy and voluntary liquidations.  Companies who file for Chapter 7 liquidation bankruptcy or file any other liquidation plan will be removed from the Russell Indices at the time of the filing.  Companies filing for a Chapter 11 re-organization bankruptcy will remain a member of the Russell Indices, unless delisted from their primary exchange.  In that case, normal delisting rules will apply.

•      Stock distributions.  Stock distributions can take two forms:  (1) a stated amount of stock distributed on the ex-date or (2) an undetermined amount of stock based on earnings and profits on a future date.  In both cases, a price adjustment is made on the ex-date of the distribution.  Shares are increased on the ex-date for category (1) and on the pay-date for category (2).

•      Dividends.  Gross dividends are included in the daily total return calculation of the Russell Indices based on their ex-dates.  The ex-date is used rather than the pay-date because the market place price adjustment for the dividend occurs on the ex-date. Monthly, quarterly and annual total returns are calculated by compounding the reinvestment of dividends daily.  The reinvestment and compounding is at the total index level, not at the stock level.  Stock prices are adjusted to reflect special cash dividends on the ex-date.  If a dividend is payable in stock and cash and the stock rate cannot be determined by the ex-date, the dividend is treated as all cash.  If the number of shares to be issued as a stock dividend is announced subsequently, Russell will give effect to the share change with appropriate notice.

•      Halted stocks.  Halted stocks are not removed from the Russell Indices until the time they are actually delisted from the exchange.  If a stock is halted, it remains in the Russell Indices at the last traded price from the primary exchange until the time the stock resumes trading or is officially delisted.

Additional information on the Russell Indices is available on the following website: http://www.russell.com.  No information on the website shall be deemed to be included or incorporated by reference in this pricing supplement.

Historical Performance of the Russell 1000 Index

The following table and graph illustrate the performance of the Russell 1000 Index since December 30, 1988 and January 4, 1988, respectively.  The Russell 1000 Index was created in 1984.  The historical performance of the Russell 1000 Index shown below should not be taken as an indication of future performance, and no assurance can be given that the level of the Russell 1000 Index will increase sufficiently to cause holders of the Russell 1000 ETNs to receive a payment at maturity or upon optional redemption equal to or in excess of the principal amount of such Russell 1000 ETNs.

Date	Level of the Russell 1000 Index
December 30, 1988	443.32
December 29, 1989	578.22
December 31, 1990	553.88
December 31, 1991	736.87
December 31, 1992	802.68
December 31, 1993	884.37
December 30, 1994	887.81
December 29, 1995	1,223.11
December 31, 1996	1,497.66
December 31, 1997	1,989.67
December 31, 1998	2,527.35
December 31, 1999	3,055.86
December 29, 2000	2,817.84
December 31, 2001	2,467.03
December 31, 2002	1,932.85
December 31, 2003	2,510.60
December 31, 2004	2,796.92
December 30, 2005	2,972.17
December 29, 2006	3,431.69
December 31, 2007	3,629.84
December 31, 2008	2,265.14
December 31, 2009	2,909.18
December 31, 2010	3,377.48
December 30, 2011	3,428.16
December 31, 2012	3,991.15
December 31, 2013	5,312.66
December 31, 2014	6,015.98
December 31, 2015	6,071.18
December 15, 2016	6,866.16

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Historical Performance of the Russell 2000 Index

The following table and graph illustrate the performance of the Russell 2000 Index since December 30, 1988 and January 4, 1988, respectively.  The Russell 2000 Index was created in 1984.  The historical performance of the Russell 2000 Index shown below should not be taken as an indication of future performance, and no assurance can be given that the level of the Russell 2000 Index will increase sufficiently to cause holders of the Russell 2000 ETNs to receive a payment at maturity or upon optional redemption equal to or in excess of the principal amount of such Russell 2000 ETNs.

Date	Level of the Russell 2000 Index

December 30, 1988	477.78
December 29, 1989	555.48
December 31, 1990	447.29
December 31, 1991	653.24
December 31, 1992	773.50
December 31, 1993	919.53
December 30, 1994	902.76
December 29, 1995	1,159.60
December 31, 1996	1,350.87
December 31, 1997	1,652.97
December 31, 1998	1,610.90
December 31, 1999	1,953.31
December 29, 2000	1,894.30
December 31, 2001	1,941.39
December 31, 2002	1,543.73
December 31, 2003	2,273.20
December 31, 2004	2,689.86
December 30, 2005	2,812.35
December 29, 2006	3,328.90
December 31, 2007	3,276.77
December 31, 2008	2,169.65
December 31, 2009	2,759.18
December 31, 2010	3,500.15
December 30, 2011	3,353.99
December 31, 2012	3,902.37
December 31, 2013	5,417.36
December 31, 2014	5,682.50
December 31, 2015	5,431.67
December 15, 2016	6,627.80

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

License Agreement Regarding Russell Indices

Barclays Bank PLC has entered into a non-exclusive license agreement with Russell Investments (“Russell”) whereby we, in exchange for a fee, are permitted to use the Russell 1000 Index and the Russell 2000 Index and their related trademarks in connection with certain securities, including the Russell ETNs.  We are not affiliated with Russell; the only relationship between Russell and us is any licensing of the use of Russell’s indices and trademarks relating to them.

The license agreement between Russell and Barclays Bank PLC provides that the following language must be set forth when referring to any Russell Indexes or the Russell trademarks in this pricing supplement.

The ETNs are not sponsored, endorsed, sold, or promoted by Russell.  Russell makes no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Russell Indices to track general stock market performance or a segment of the same.  Russell’s  publication of the Russell Indices in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell Indices are based.  Russell’s only relationship to Barclays Bank PLC and its affiliates is the licensing of certain trademarks and trade names of Russell and of the Russell Indices which are determined, composed and calculated by Russell without regard to Barclays Bank PLC and its affiliates or the ETNs.  Russell is not responsible for and has not reviewed the ETNs nor any associated literature or publications and Russell makes no representation or warranty, express or implied, as to their accuracy or completeness, or otherwise.  Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell Indices.  Russell has no obligation or liability in connection with the administration, marketing or trading of the ETNs.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY OMISSIONS,

OR INTERRUPTIONS THEREIN.  RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN.  RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Russell 1000® Index”, “Russell 2000® Index” and “Russell 3000® Index” are trademarks of Russell Investments and have been licensed for use by Barclays Bank PLC.  The ETNs are not sponsored, endorsed, sold, or promoted by Russell Investments.  Russell Investments makes no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Russell Indices to track general stock market performance or a segment of the same.

MSCI Indices

Except as otherwise noted, all information regarding the MSCI Indices provided in this pricing supplement is derived from MSCI, Inc. (“MSCI”) or other publicly available sources.  Such information reflects the policies of MSCI as stated in such sources, and such policies are subject to change by MSCI.  MSCI is under no obligation to continue to publish the MSCI Indices and may discontinue publication of the MSCI Indices at any time.  The MSCI EAFE® Net Total Return Index (the “EAFE Index”) is reported by Bloomberg under the ticker symbol “NDDUEAFE <Index>”, and the MSCI Emerging Markets Net Total Return Index (the “EM Index”) is reported by Bloomberg under the ticker symbol “NDUEEGF <Index>”.  Each MSCI Index is calculated on a net basis, approximating the minimum possible dividend reinvestment (dividends are reinvested after deduction of withholding tax, using the maximum rate applicable to non-resident institutional investors who do not benefit from double taxation treaties).

The information in this section is intended to be a summary of the significant features of the MSCI Indices and is not a complete description.  For a detailed explanation of methodology underlying the MSCI Indices and other information about how the MSCI Indices are maintained, see the “MSCI Global Investable Market Indices Methodology”, which is available at http://www.mscibarra.com.

Composition of the EAFE Index and the EM Index

EAFE Index

The EAFE Index is designed to capture large and mid-cap representation across developed markets (Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom).  The EAFE Index is intended to cover approximately 85% of the free float-adjusted market capitalization in each country by targeting all companies with a market capitalization within the top 85% of their investable equity universe, subject to certain investability criteria (as described below).  The EAFE Index is composed of all of the equity securities (the “EAFE Index Components”) that are included in a group of individual country indices (the “EAFE Country Indices”), each of which is calculated and maintained by MSCI.  The 21 EAFE Country Indices currently included in the EAFE Index are:

•                  MSCI Australia Index;

•                  MSCI Austria Index;

•                  MSCI Belgium Index;

•                  MSCI Denmark Index;

•                  MSCI Finland Index;

•                  MSCI France Index;

•                  MSCI Germany Index;

•                  MSCI Hong Kong Index;

•                  MSCI Ireland Index;

•                  MSCI Israel Index;

•                  MSCI Italy Index;

•                  MSCI Japan Index;

•                  MSCI Netherlands Index;

•                  MSCI New Zealand Index;

•                  MSCI Norway Index;

•                  MSCI Portugal Index;

•                  MSCI Singapore Index;

•                  MSCI Spain Index;

•                  MSCI Sweden Index;

•                  MSCI Switzerland Index; and

•                  MSCI United Kingdom Index.

The following table shows, as of December 31, 2013, (1) the jurisdictions in which the securities’ issuers must be incorporated and the exchanges on which the securities must trade to be eligible for inclusion in each EAFE Country Index, (2) the number of components in each EAFE Country Index, (3) the market capitalization of each EAFE Country Index and (4) the combined weighting of the components of each EAFE Country Index in the EAFE Index:

EAFE Country Indices as of December 15, 2016

EAFE Country Index	Jurisdiction	Securities Exchange	Number of Components	Market Capitalization ($ millions)	Weighting in EAFE Index

MSCI Australia Index	Commonwealth of Australia	Australian Stock Exchange (ASX)	73	850,250.79	7.26%

MSCI Austria Index	Republic of Austria	Vienna Stock Exchange (Wiener Börse)	5	19,124.36	0.16%

MSCI Belgium Index	Kingdom of Belgium	Euronext Brussels	11	173,875.88	1.49%

MSCI Denmark Index	Kingdom of Denmark	OMX Copenhagen	16	231,417.22	1.98%

MSCI Finland Index	Republic of Finland	OMX Helsinki	12	114,200.81	0.98%

MSCI France Index	French Republic	Euronext Paris	74	1,125,770.71	9.62%

MSCI Germany Index	Federal Republic of Germany	Frankfurt Stock Exchange (Deutsche Börse)	57	1,013,004.94	8.65%

MSCI Hong Kong Index	Hong Kong Special Administrative Region	Hong Kong Stock Exchange	44	388,201.54	3.32%

MSCI Ireland Index	Republic of Ireland	Irish Stock Exchange	5	53,955.39	0.46%

MSCI Israel Index	State of Israel	Tel Aviv Stock Exchange	11	90,477.26	0.77%

MSCI Italy Index	Italian Republic	Milan Stock Exchange (Borsa Italiana)	24	229,060.72	1.96%

MSCI Japan Index	Japan	Tokyo Stock Exchange	318	2,724,620.41	23.27%

MSCI Netherlands Index	Kingdom of the Netherlands	Euronext Amsterdam	25	371,268.89	3.17%

MSCI New Zealand Index	New Zealand	New Zealand Exchange	7	22,311.03	0.19%

MSCI Norway Index	Kingdom of Norway	Oslo Stock Exchange (Oslo Børs)	10	75,348.04	0.64%

MSCI Portugal Index	Portuguese Republic	Euronext Lisbon	3	17,470.61	0.15%

MSCI Singapore Index	Republic of Singapore	Singapore Exchange	28	159,598.06	1.36%

MSCI Spain Index	Kingdom of Spain	Spanish Stock Exchanges (Bolsa de Madrid, Bolsa de Barcelona, Bolsa de Valencia, Bolsa de Bilbao)	25	344,226.16	2.94%

MSCI Sweden	Kingdom of Sweden	OMX Stockholm	30	323,602.10	2.76%

MSCI Switzerland Index	Swiss Confederation	SWX Swiss Exchange	38	1,085,805.47	9.27%

MSCI United Kingdom Index	United Kingdom of Great Britain and Northern Ireland	London Stock Exchange	114	2,294,044.52	19.59%

		Total	930	11,707,634.91	100.00%

EM Index

The EM Index is designed to capture large and mid-cap representation across 23 emerging markets countries (Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Russia, Qatar, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates).  The EM Index is intended to cover approximately 85% of the free float-adjusted market capitalization in each country by targeting all companies with a market capitalization within the top 85% of their investable equity universe, subject to certain investability criteria (as described below).  The EM Index is composed of all of the equity securities (the “EM Index Components” and, together with the EAFE Index Components, the “Index Components”) that are included in a group of individual country indices (the “EM Country Indices” and, together with the EAFE Country Indices, the “Country Indices”), each of which is calculated and maintained by MSCI.  The 23 EM Country Indices currently included in the EM Index are:

•                  MSCI Brazil Index;

•                  MSCI Chile Index;

•                  MSCI China Index;

•                  MSCI Colombia Index;

•                  MSCI Czech Republic Index;

•                  MSCI Egypt Index;

•                  MSCI Greece Index;

•                  MSCI Hungary Index;

•                  MSCI India Index;

•                  MSCI Indonesia Index;

•                  MSCI Korea Index;

•                  MSCI Malaysia Index;

•                  MSCI Mexico Index;

•                  MSCI Peru Index;

•                  MSCI Philippines Index;

•                  MSCI Poland Index;

•                  MSCI Russia Index;

•                  MSCI Qatar Index

•                  MSCI South Africa Index;

•                  MSCI Taiwan Index;

•                  MSCI Thailand Index;

•                  MSCI Turkey Index; and

•                  MSCI United Arab Emirates Index

The following table shows, as of December 31, 2013, (1) the jurisdictions in which the securities’ issuers must be incorporated and the exchanges on which the securities must trade to be eligible for inclusion in each EM Country Index, (2) the number of components in each EM Country Index, (3) the market capitalization of each EM Country Index and (4) the combined weighting of the components of each EM Country Index in the EM Index:

EM Country Indices as of December 15, 2016

EM Country Index	Jurisdiction	Securities Exchange	Number of Components	Market Capitalization ($millions)	Weighting in EM Index

MSCI Brazil Index	Federative Republic of Brazil	Sao Paulo Stock Exchange	60	271,016.92	7.23%

MSCI Chile Index	Republic of Chile	Santiago Stock Exchange	20	45,814.55	1.22%

MSCI China Index	People’s Republic of China	Shanghai Stock Exchange	151	966,727.29	25.80%

MSCI Colombia Index	Republic of Colombia	Colombian Stock Exchange	9	18,183.95	0.49%

MSCI Czech Republic Index	Czech Republic	Prague Stock Exchange	3	6,133.64	0.16%

MSCI Egypt Index	Arab Republic of Egypt	Cairo & Alexandria Stock Exchanges	3	6,083.04	0.16%

MSCI Greece Index	Hellenic Republic	Athens Stock Exchange	9	12,616.56	0.34%

MSCI Hungary Index	Republic of Hungary	Budapest Stock Exchange	3	10,215.23	0.27%

MSCI India Index	Republic of India	National Stock Exchange of India	74	313,653.81	8.37%

MSCI Indonesia Index	Republic of Indonesia	Jakarta Stock Exchange	31	101,563.39	2.71%

MSCI Korea Index	Republic of Korea	Korea Exchange	107	547,291.66	14.61%

MSCI Malaysia Index	Malaysia	Malaysia Stock Exchange	43	110,639.04	2.95%

MSCI Mexico Index	Mexico	Mexican Stock Exchange	27	153,536.42	4.10%

MSCI Peru Index	Republic of Peru	Lima Stock Exchange	3	15,033.28	0.40%

MSCI Philippines Index	Republic of the Philippines	Philippine Stock Exchange	23	59,112.82	1.58%

MSCI Poland Index	Republic of Poland	Warsaw Stock Exchange	23	41,903.38	1.12%

MSCI Qatar Index	State of Qatar	Doha Securities Market	13	33,414.95	0.89%

MSCI Russia Index	Russian Federation	MICEX Stock Exchange	21	140,222.60	3.74%

MSCI South Africa Index	Republic of South Africa	Johannesburg Stock Exchange	54	273,959.34	7.31%

MSCI Taiwan Index	Taiwan	Taiwan Stock Exchange	90	452,402.78	12.07%

MSCI Thailand Index	Thailand	Stock Exchange of Thailand	34	84,582.79	2.26%

MSCI Turkey Index	Republic of Turkey	Istanbul Stock Exchange	24	50,304.94	1.34%

MSCI United Arab Emirates Index	United Arab Emirates	Abu Dhabi Securities Exchange	11	32,787.81	0.87%

		Total	836	3,747,200.19	100.00%

Selection of Index Components in Country Indices

Each Country Index is a free float-adjusted market capitalization index that is designed to measure the market performance, including price performance and income from dividend payments, of equity securities in the country it represents.

The components of each Country Index used to be selected by MSCI from among the universe of securities eligible for inclusion in the Country Index so as to target an 85% free float-adjusted market representation level within each of a number of industry groups, subject to investability criteria in respect of (i) minimum market capitalizations, (ii) minimum free float-adjusted market capitalizations, (iii) minimum liquidity, (iv) foreign investment restrictions (only those securities that can be held by non-residents of the country corresponding to the  relevant Country Index are included), (v) length of trading and (vi) proportion of shares available to foreign investors  (as noted above, for a more detailed discussion of such investability criteria (as described below), see the “MSCI Global Investable Market Indices Methodology”, which is available at www.msci.com).  Following a change in MSCI’s methodology implemented in May 2008, the 85% target is now measured at the level of the country universe of eligible securities rather than the industry group level—so each Country Index will seek to include the securities that represent 85% of the free float-adjusted market capitalization of all securities eligible for inclusion—but will still be subject to liquidity, foreign investment restrictions and other investability adjustments.  MSCI defines “free float” as the proportion of shares outstanding that is deemed to be available for purchase in the public equity markets by international investors, and generally excludes shares held by strategic and other non-free float investors whose investment objectives or other characteristics suggest that those holdings are not likely to be available in the markets, shares subject to foreign ownership restrictions and shares subject to other investment restrictions. For additional information on defining and calculating “free float” see the “MSCI Global Investable Market Indices Methodology”, which is available at www.msci.com.

Calculation of the MSCI Indices

The performance of the EAFE Index on any given day represents the weighted performance of all of the EAFE Index Components included in all of the constituent EAFE Country Indices.  Each EAFE Index Component in the EAFE Index is included at a weight that reflects the ratio of its free float-adjusted market capitalization (i.e., free public float multiplied by price) to the free float-adjusted market capitalization of all the EAFE Index Components included in all of the EAFE Country Indices.

Similarly, the performance of the EM Index on any given day represents the weighted performance of all of the EM Index Components included in all of the constituent EM Country Indices.   Each EM Index Component in the EM Index is included at a weight that reflects the ratio of its free float-adjusted market capitalization (i.e., free public float multiplied by price) to the free float-adjusted market capitalization of all the EM Index Components included in all of the EM Country Indices.

Maintenance of and Changes to the MSCI Indices

MSCI maintains the MSCI Indices with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets and segments.  In maintaining the MSCI Indices, emphasis is also placed on continuity, continuous investability of constituents, replicability, index stability and minimizing turnover in the indices.

As part of the changes to MSCI’s methodology which became effective in May 2008, maintenance of the MSCI Indices falls into three broad categories:

•     semi-annual reviews, which will occur each May and November and will involve a comprehensive reevaluation of the market, the universe of eligible securities and other factors involved in composing the indices;

•     quarterly reviews, which will occur each February and August and will focus on significant changes in the market since the last semi-annual review; and

•     ongoing event-related changes, which will generally be reflected in the indices at the time of the event and will include changes resulting from mergers, acquisitions, spin-offs, bankruptcies, reorganizations, issuances and other extraordinary transactions, corporate actions and events.

Based on these reviews, additional components may be added, and current components may be removed, at any time.  MSCI generally announces all changes resulting from semi-annual reviews, quarterly reviews and ongoing events in advance of their implementation, although in exceptional cases they may be announced during market hours for same or next day implementation. For a detailed explanation of maintenance of and changes to the MSCI Indices, see the “MSCI Global Investable Market Indices Methodology”, which is available at http://www.msci.com.

Prices and Exchange Rates

Prices

The prices used to calculate the MSCI Indices are the official exchange closing prices or those figures accepted as such.  MSCI reserves the right to use an alternative pricing source on any given day.

Exchange rates

MSCI uses the foreign exchange rates published by WM/Reuters at 4:00 p.m., London time.  MSCI uses WM/Reuters rates for all developed and emerging markets.

In case WM/Reuters does not provide rates for specific markets on given days (for example Christmas Day and New Year Day), the previous business day’s rates are normally used.

MSCI continues to monitor exchange rates independently and may, under exceptional circumstances, elect to use an alternative exchange rate if the WM/Reuters rates are not available, or if MSCI determines that the WM/Reuters rates are not reflective of market circumstances for a given currency on a particular day.  In such circumstances, an announcement would be sent to clients with the related information. If appropriate, MSCI may conduct a consultation with the investment community to gather feedback on the most relevant exchange rate.

Historical Performance of the EAFE Index

The following table and graph illustrate the performance of the EAFE Index since December 29, 2000.  The EAFE Index was launched on December 29, 2000.  The historical performance of the EAFE Index shown below should not be taken as an indication of future performance, and no assurance can be given that the level of the EAFE Index will increase sufficiently to cause holders of the MSCI EAFE ETNs to receive a payment at maturity or upon optional redemption equal to or in excess of the principal amount of such MSCI EAFE ETNs.

Date	Level of the EAFE Index
December 29, 2000	2,867.65
December 31, 2001	2,252.75
December 31, 2002	1,893.66
December 31, 2003	2,624.35
December 31, 2004	3,155.70
December 30, 2005	3,582.84
December 29, 2006	4,526.58
December 31, 2007	5,032.19
December 31, 2008	2,849.30
December 31, 2009	3,754.70
December 31, 2010	4,045.69
December 30, 2011	3,554.50
December 31, 2012	4,170.03
December 31, 2013	5,119.88
December 31, 2014	4,868.92
December 31, 2015	4,829.28
December 15, 2016	4,817.61

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Historical Performance of the EM Index

The following table and graph illustrate the performance of the EM Index since December 29, 2000.  The EM Index was launched on December 29, 2000.  The historical performance of the EM Index shown below should not be taken as an indication of future performance, and no assurance can be given that the level of the EM Index will increase sufficiently to cause holders of the MSCI EM ETNs to receive a payment at maturity or upon optional redemption equal to or in excess of the principal amount of such MSCI EM ETNs.

Date	Level of the EM Index

December 29, 2000	100.00
December 31, 2001	97.39
December 31, 2002	91.38
December 31, 2003	142.38
December 31, 2004	178.76
December 30, 2005	239.54
December 29, 2006	316.60
December 31, 2007	441.29
December 31, 2008	205.94
December 31, 2009	367.62
December 31, 2010	437.02
December 30, 2011	356.50
December 31, 2012	421.47
December 31, 2013	410.50
December 31, 2014	401.52
December 31, 2015	341.62
December 15, 2016	377.26

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

License Agreement Regarding MSCI Indices

We have entered into a non-exclusive license agreement with MSCI whereby we, in exchange for a fee, are permitted to use the MSCI Indices in connection with certain securities, including the notes.  We are not affiliated with MSCI; the only relationship between MSCI and us is any licensing of the use of MSCI’s indices and trademarks relating to them.

Disclaimer Regarding MSCI Indices

THE MSCI ETNS ARE NOT SPONSORED OR ENDORSED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX.  THE MSCI ETNS ARE NOT SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX.  THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY BARCLAYS BANK PLC.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE MSCI ETNS OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE MSCI ETNS PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE MSCI ETNS OR TO BARCLAYS BANK PLC OR ANY OWNER OF THE MSCI ETNS.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF BARCLAYS BANK PLC OR OWNERS OF THE MSCI ETNS INTO CONSIDERATION IN

DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES.  NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE MSCI ETNS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE MSCI ETNS ARE REDEEMABLE FOR CASH.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE MSCI ETNS IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.  NOTWITHSTANDING THE FOREGOING, CERTAIN AFFILIATES OF MSCI MAY ACT AS DEALERS IN CONNECTION WITH THE SALE OF THE MSCI ETNS AND, AS SUCH, MAY SELL OR PROMOTE THE MSCI ETNS OR MAY BE INVOLVED IN THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, BARCLAYS BANK PLC’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE MSCI ETNS, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR

FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the MSCI ETNs, nor any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the MSCI ETNs without first contacting MSCI to determine whether MSCI’s permission is required.  Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

MODIFICATIONS TO THE INDICES

An index sponsor may revise the method of calculating any of its Indices or other matters as described above.  The effect of any such changes is described below under “Specific Terms of the ETNs—Discontinuance, Modification or Unavailability of an Index”.  An index sponsor or the calculation agent may also make determinations relating to market disruption and force majeure events as described below.

If an index sponsor determines, in its sole discretion, that an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, that index sponsor will calculate the level of the affected Index based on the closing prices published by the exchange or, if no closing price is available, the last regular trade reported for each stock before the exchange closed.  In all cases, the prices will be from the primary exchange for each stock in such Index.  If an exchange fails to open due to unforeseen circumstances, such Index will use the prior day’s closing prices.  If all exchanges fail to open, an index sponsor may determine not to publish the affected Index for that day.

VALUATION OF THE ETNs

The market value of the ETNs will be affected by several factors, many of which are beyond our control.  Factors that may influence the market value of a series of ETNs include, but are not limited to, prevailing market prices and forward volatility levels of the stock markets on which the equity securities included in the Index underlying that series of ETNs are traded, the equity securities included in the underlying Index, and prevailing market prices of options on the underlying Index or any other financial instruments related to the underlying Index; supply and demand for the ETNs, including inventory positions with Barclays Capital Inc. or any market maker; the time remaining to the maturity of the ETNs; interest rates; economic, financial, political, regulatory, geographical or judicial events that affect the level of the underlying Index or the market price or forward volatility of the stock markets on which the equity securities included in the Index underlying that series of ETNs are traded, the equity securities included in the underlying Index, and the underlying Index; the perceived creditworthiness of Barclays Bank PLC; supply and demand in the listed and over-the-counter equity derivative markets; or supply and demand as well as hedging activities in the equity-linked structured product markets.  See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Note Value

An “intraday indicative note value” meant to approximate changes in the value of the ETNs during the current trading day by reference to the Index underlying the ETNs, is published for reference purposes only.

The intraday indicative note value for each series of ETNs is intended to provide an approximation of the effect that changes in the level of the Index underlying the ETNs during the current trading day would have on the closing indicative note value of the ETNs of that series from the previous day.  In addition, the automatic redemption value payable following an automatic termination of the ETNs is calculated using the formula for the intraday indicative note value.  Intraday indicative note value differs from closing indicative note value in two important respects: First, intraday indicative note value is based on the most recent Index level published by the relevant index sponsor, which reflects the most recent reported sales prices for the equity securities underlying the Index underlying the ETNs, rather than the applicable long index amount (which reflects the index performance factor) and the financing level for the immediately preceding calendar day.  Second, the intraday indicative note value only reflects the applicable daily investor fee and financing charge at the close of business on the preceding valuation date, but does not include any adjustment for the daily investor fee and financing charge that may have accrued during the course of the current day.

The intraday indicative note value for any series of ETNs is published as a convenience for reference purposes only and does not represent the actual trading price of such ETNs, which may be influenced by bid-offer spreads, hedging and transaction costs and market liquidity, among other factors.

The intraday indicative note value for each series of ETNs is calculated by NYSE Euronext (“NYSE”), or a successor, under the following ticker symbols:

•      S&P 500® ETNs: SFLA.IV

•      Russell 1000 ETNs: ROLA.IV

•      Russell 2000 ETNs: RTLA.IV

•      MSCI EAFE ETNs: MFLA.IV

•      MSCI EM ETNs: EMLB.IV

In connection with any series of ETNs, we use the term “intraday indicative note value” to refer to the value at a given time determined based on the following equation:

Intraday Indicative Note Value  =  Intraday Long Index Amount – Financing Level on the immediately preceding calendar day; provided that if such calculation results in a negative value, the Intraday Indicative Note Value will be $0;

where:

Intraday Long Index Amount = The applicable intraday long index amount of the ETNs as described in this pricing supplement.

Financing Level = The applicable financing level of the ETNs as described in this pricing supplement.

The intraday indicative note value, as calculated by the calculation agent, will be used to determine whether an automatic termination event has occurred as described in “Specific Terms of the ETNs—Payment Upon the Occurrence of an Automatic Termination Event”.  It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs.  The actual trading price of the ETNs in the secondary market may vary significantly from their intraday indicative value. See “Risk Factors—The ETNs May Trade at a Substantial Premium to or Discount from the Closing Indicative Note Value and/or the Intraday Indicative Note Value” in this pricing supplement.

As discussed in “Specific Terms of the ETNs—Payment Upon Optional Redemption at the Holder’s Election”, you may, subject to certain restrictions, choose to redeem your ETNs on any optional redemption date during the term of the ETNs.  If you redeem your ETNs on a particular optional redemption date, you will receive a cash payment on such date in an amount equal to the closing indicative note value on the applicable valuation date.  You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any optional redemption date.  The optional redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a discount to their closing indicative note value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Participation

Each series of ETNs is designed to target a multiple equal to the initial leverage factor times the performance of the Index to which those ETNs are linked over the term of those ETNs, less the accrued financing charge and the accrued investor fee.  This target is achieved by linking the payment upon maturity or redemption for each ETN to the value of a notional leveraged “long” position in the Index underlying those ETNs at a multiple equal to the initial leverage factor.  Specifically, this leveraged “long” position is reflected in the calculation of the “long index amount”, in which the applicable principal amount per ETN is multiplied by the applicable initial leverage factor.  However, as the exposure of each ETN to the applicable underlying Index will not be reset during the term of the ETNs, there is likely to be a fluctuating ratio of (1) the then current value of the notional exposure per ETN to the performance of the applicable underlying Index (i.e., as reflected by the applicable intraday long index amount) relative to (2) the then current intraday indicative note value per ETN (which takes into account both the applicable intraday long index amount and the applicable financing level). Therefore, the daily or intraday return on your ETNs will reflect a variable multiple of the daily or intraday return on the performance of the applicable underlying Index that is equal to the ratio of the applicable intraday long index amount relative to the applicable intraday indicative note value. See “Risk Factors—The Ratio Between the Value of Your ETNs and the Notional Exposure to the Underlying Index of Each ETN Will Fluctuate During the Term of Your ETNs” in this pricing supplement for more information.

The “participation” of each series of ETNs, which is intended to approximate the ratio of (1) the value of the notional exposure per ETN to the performance of the applicable underlying Index relative to (2) the value of each ETN, will be calculated and published every 15 seconds by the NYSE Arca or a successor during the hours on which trading is generally conducted on the NYSE Arca. The ticker symbols for the participation of each series of ETNs are as follows:

•      S&P 500® ETNs: SFLA.PTNV

•      Russell 1000 ETNs: ROLA.PTNV

•      Russell 2000 ETNs: RTLA.PTNV

•      MSCI EAFE ETNs: MFLA.PTNV

•      MSCI EM ETNs: EMLB.PTNV

The “participation” for each series of ETNs will be calculated according to the following equation:

Participation = Intraday Long Index Amount / Intraday Indicative Note Value.

By calculating the participation in this manner, participation also serves to approximate the variable multiple of returns in the applicable underlying Index performance that will be reflected in the value of a series of ETNs on any given day.

The following are two hypothetical examples of participation calculations:

Example 1: Assuming an initial leverage factor of 3, a principal amount of $50, an intraday index performance factor of 1.10 and a financing level of $105.00:

Intraday Long Index Amount:  3 x $50.00 x 1.10 = $165.00

Intraday Indicative Note Value: $165.00 - $105.00 = $60.00

Therefore, the participation equals 2.75, which is $165.00 / $60.00.

Example 2: Assuming an initial leverage factor of 3, a principal amount of $50, an intraday index performance factor of 0.90 and a financing level of $105.00:

Intraday Long Index Amount:  3 x $50.00 x 0.90 = $135.00

Intraday Indicative Note Value: $135.00 - $105.00 = $30.00

Therefore, the participation equals 4.50, which is $135.00 / $30.00.

The participation value for each series of ETNs will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of any series of ETNs.

NYSE Arca Calculations

NYSE Arca is not affiliated with Barclays Bank PLC and does not approve, endorse, review or recommend Barclays Bank PLC or the ETNs.

The closing indicative note value, the intraday indicative note value and other information furnished in connection with the ETNs will be derived from sources deemed reliable, but NYSE Arca and its suppliers do not guarantee the correctness or completeness of the closing indicative note value, the intraday indicative note value or other information furnished in connection with the ETNs. NYSE ARCA MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, BARCLAYS BANK PLC’S CUSTOMERS, HOLDERS OF THE ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CLOSING INDICATIVE NOTE VALUE, THE INTRADAY INDICATIVE NOTE VALUE OR ANY DATA INCLUDED THEREIN.  NYSE ARCA  MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE CLOSING INDICATIVE NOTE VALUE, THE INTRADAY INDICATIVE NOTE VALUE OR ANY DATA INCLUDED THEREIN.

NYSE Arca, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of NYSE Arca or its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the closing indicative note value, the intraday indicative note value or any data included therein, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. NYSE Arca shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the closing indicative note value, the intraday indicative note value or any data included therein, from whatever cause.  NYSE Arca is not responsible for the selection of or use of the

Indices or the ETNs, the accuracy and adequacy of the Indices or information used by Barclays Bank PLC and the resultant output thereof.

SPECIFIC TERMS OF THE ETNs

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary.  Owners of beneficial interests in the ETNs should read the section entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Each series of ETNs is part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the indenture, dated September 16, 2004 (the “Indenture”), between Barclays Bank PLC and The Bank of New York Mellon, as trustee (the “Trustee”), from time to time.  This pricing supplement summarizes specific financial and other terms that apply to the ETNs.  Terms that apply generally to all medium-term notes are described in “Terms of the Notes” in the accompanying prospectus supplement, and terms that apply generally to all index-linked notes are described in “Reference Assets—Indices” in the accompanying prospectus supplement.  The terms described here (i.e., in this pricing supplement) supplement those described in the accompanying prospectus, prospectus supplement and any related free writing prospectuses and, if the terms described here are inconsistent with those described in those documents, the terms described here are controlling.

Please note that the information about the price to the public and the proceeds to Barclays Bank PLC on the front cover of this pricing supplement relates only to the initial sale of the ETNs.  If you have purchased the ETNs in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the ETNs in more detail below.

Inception and Issuance

The ETNs were first sold on November 29, 2010, which we refer to as the “inception date”, and were first issued on December 2, 2010.

Coupon

We will not pay you interest during the term of the ETNs.

Denomination

We will offer the S&P 500® ETNs and each series of Russell ETNs in denominations of $50 and each series of MSCI ETNs in denominations of $100.

Payment at Maturity

If you hold your ETNs to maturity, you will receive a cash payment in U.S. dollars at maturity in an amount equal to the closing indicative note value of your ETNs on the final valuation date.

The “closing indicative note value” per ETN for each series of ETNs on the initial valuation date was equal to the relevant principal amount per ETN. On any subsequent calendar day until maturity or redemption of the relevant series of ETNs, the closing indicative note value per ETN for each series of ETNs will equal (a) the long index amount on such calendar day minus (b) the financing level on such calendar day; provided that if such calculation results in a negative value, the closing indicative note value will be $0.  The closing indicative note value will be published by NYSE Arca on each valuation date under the following ticker symbols: S&P 500® ETNs – SFLA.RDNV; Russell 1000 ETNs – ROLA.RDNV; Russell 2000 ETNs – RTLA.RDNV; MSCI EAFE ETNs – MFLA.RDNV; MSCI EM ETNs – EMLB.RDNV.

The “long index amount” per ETN for each series of ETNs on the initial valuation date was equal to the applicable initial leverage factor times the principal amount per ETN for such series, which product equals $150 per ETN for the S&P 500® ETNs and each series of the Russell ETNs and $200 per ETN for each series of the MSCI ETNs.  On any subsequent calendar day until maturity or redemption of the relevant series of ETNs, the long index amount per ETN for each series of ETNs will equal the product of (a) the applicable long index amount on the initial valuation date times (b) the applicable index performance factor on such calendar day.  The long index amount will be published by NYSE Arca on each valuation date under the following ticker symbols: S&P 500® ETNs – SFLA.IXNV; Russell 1000 ETNs – ROLA.IXNV; Russell 2000 ETNs – RTLA.IXNV; MSCI EAFE ETNs – MFLA.IXNV; MSCI EM ETNs – EMLB.IXNV.

The “initial leverage factor” will equal (a) 3, with respect to the S&P 500® ETNs and each series of the Russell ETNs and (b) 2, with respect to each series of the MSCI ETNs.

The “index performance factor” for each series of ETNs was equal to 1 on the initial valuation date.  On any subsequent calendar day until maturity or redemption of the relevant series of ETNs, the index performance factor for each series of ETNs will equal (a) the closing level of the Index to which those ETNs are linked on such calendar day (or, if such a calendar day is not an index business day, the closing level of the relevant Index on the immediately preceding index business day) divided by (b) the closing level of such underlying Index on the initial valuation date.

The “financing level” per ETN for each series of ETNs was $100 on the initial valuation date. On any subsequent calendar day until maturity or redemption of the relevant series of ETNs, the financing level per ETN for each series of ETNs will equal the sum of (a) the applicable financing level on the immediately preceding calendar day plus (b) the daily financing charge plus (c) the applicable daily investor fee.  The financing level will be published by NYSE Arca on each valuation date under the following ticker symbols: S&P 500® ETNs – SFLA.FLNV; Russell 1000 ETNs – ROLA.FLNV; Russell 2000 ETNs – RTLA.FLNV; MSCI EAFE ETNs – MFLA.FLNV; MSCI EM ETNs – EMLB.FLNV.

The “daily financing charge” for each series of ETNs was $0 on the initial valuation date. On any subsequent calendar day until maturity or redemption of the relevant series of ETNs, the daily financing charge per ETN for a series of ETNs will equal the product of (a) the applicable financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360. Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

The “financing rate” will equal the sum of (a) 0.60% plus (b) the most recent 3-month London InterBank Offered Rate (LIBOR) fixing for U.S. dollars effective on the immediately preceding business day, as published by the British Bankers’ Association.  The fixing is conducted each day at 11:00 a.m. (London time) and published on Bloomberg page “US0003M Index”.

The “daily investor fee” per ETN for each series of ETNs will equal $0 on the initial valuation date.  On any subsequent calendar day until maturity or redemption of the relevant series of ETNs, the daily investor fee per ETN for a series of ETNs will equal the product of (a) the applicable closing indicative note value on the immediately preceding calendar day times (b) the applicable fee rate divided by (c) 365.  Because the daily investor fee is calculated as part of the financing level through which it is subtracted from the closing indicative note value on a daily basis, the net effect of the daily investor fee accumulates over time and is subtracted at a rate per year equal to the applicable fee rate specified below.  In addition, as described above, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

The “fee rate” for each series of the ETNs is as follows: 0.35% for S&P 500® ETNs; 0.50% for each series of Russell ETNs; and 0.80% for each series of MSCI ETNs.

A “valuation date” with respect to any series of ETNs means each trading day from November 29, 2010 to November 24, 2020, subject to postponement as a result of market disruption events, such postponement not to exceed five trading days.  We refer to November 29, 2010 as the “initial valuation date” and November 24, 2020 as the “final valuation date”.

A “trading day” with respect to any series of ETNs is a day on which (1) it is a business day in New York City, (2) trading is generally conducted on the NYSE Arca, and (3) trading is generally conducted on the markets on which the components of the Index to which that series of ETNs is linked are traded, in each case as determined by the calculation agent in its sole discretion.

An “index business day” for each Index is a day on which the index sponsor of such Index publishes a closing value for such Index.

Maturity Date

If the maturity date stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day.  If the fifth business day before this day does not qualify as a valuation date (as described above), then the maturity date will be the fifth business day following the final valuation date.  The calculation agent may postpone the final valuation date – and therefore the maturity date – if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date.

In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.

A “business day” with respect to any series of ETNs means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a day on which banking institutions in New York City or London, as applicable, generally are authorized or obligated by law, regulation, or executive order to close.

Payment Upon Optional Redemption At Holder’s Election

Up to the valuation date immediately preceding the final valuation date and subject to certain restrictions, you may elect to redeem your ETNs on any optional redemption date during the term of the ETNs, provided that you present at least 25,000 of the ETNs of the same series for redemption or your broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles your ETNs for redemption with those of the same series belonging to other investors to reach this minimum.  If you choose to redeem your ETNs, you will receive a cash payment for each ETN on the applicable optional redemption date equal to the closing indicative note value on the applicable valuation date.  Notwithstanding the foregoing, if an automatic termination event, as described under “—Payment Upon the Occurrence of an Automatic Termination Event”, occurs between the time at which you deliver a notice of redemption to us and the close of business on the applicable  valuation date, your notice of redemption will be deemed ineffective and your ETNs will be automatically redeemed on the automatic redemption date as described under “—Payment Upon the Occurrence of A Automatic Termination Event”.

An “optional redemption date” for each series of ETNs is the third business day following each valuation date (other than the final valuation date).  The final optional redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date.

Optional Redemption Procedures

You may, subject to the minimum redemption amount described above, elect to redeem your ETNs on any optional redemption date.  To redeem your ETNs, you must instruct your broker or other person through whom you hold your ETNs to take the following steps:

•      deliver a notice of redemption, which is attached as Annex A, to us via facsimile or email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date.  If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption, which is attached as Annex B;

•      deliver the signed confirmation of redemption to us via facsimile or email in the specified form by 5:00 p.m., New York City time, on the same day.  We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•      instruct your DTC custodian to book a delivery vs. payment trade with respect to your ETNs on the valuation date at a price equal to the applicable closing indicative note value facing Barclays DTC 5101; and

•      cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable optional redemption date

(the third business day following the applicable valuation date).

Different brokerage firms may have different deadlines for accepting instructions from their customers.  Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines.  If we do not receive your notice of redemption by 4:00 p.m., New York City time, or your confirmation of redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your ETNs on the applicable optional redemption date.  Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

The redemption value for any series of ETNs is determined according to a formula which relies upon the closing indicative note value for the ETNs of that series and will be calculated on a valuation date that will occur after the redemption notice is submitted.  It is not possible to publicly disclose, or for you to determine, the precise redemption value of your ETNs prior to your election to redeem.  The redemption value of the ETNs may be below the most recent intraday indicative note value or closing indicative note value of such ETNs at the time when you submit your redemption notice.

Automatic Termination Event

A series of the ETNs (in whole only, but not in part) will be redeemed automatically if, on any calendar day prior to or on the final valuation date, the intraday indicative note value of that series is less than or equal to the applicable automatic termination level.

The “automatic termination level” for each series of ETNs is as follows: For the S&P 500® ETNs and the Russell 1000 ETNs, $10.00, or 20.00% of the principal amount of such ETNs; for the Russell 2000 ETNs, $15.00, or 30.00% of the principal amount of such ETNs; and for each series of MSCI ETNs, $25.00, or 25.00% of the principal amount of such ETNs.

Payment Upon the Occurrence of An Automatic Termination Event

Upon the occurrence of an automatic termination event, we will automatically redeem your ETNs on the automatic redemption date and will deliver a notice of redemption to DTC in the form attached as Annex C specifying such date. Upon such redemption, you will receive a cash payment equal to the automatic redemption value for each ETN, which shall be specified in such notice. If a market disruption event occurs and is continuing following the occurrence of an automatic termination event and the calculation agent is prevented from determining the automatic redemption value, we will deliver a notice to DTC specifying the occurrence of an automatic termination event and will deliver a separate notice to DTC to specify the automatic redemption date and the relevant automatic redemption value following the resolution of the applicable market disruption event.  For more information on the determination of the automatic redemption value in this scenario, see “Market Disruption Events” below.

An “automatic termination date” for each series of ETNs is any calendar day on which an automatic termination event occurs.

An “automatic redemption date” for each series of ETNs will be the fifth business day following the automatic termination date; provided that if calculation of the automatic redemption value is postponed as a result of a market disruption event, the automatic redemption date will be the fifth business day after the automatic redemption value is calculated.

The “automatic redemption value” for each series of ETNs will be determined by the calculation agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant equity securities underlying the Index to which such series is linked that are available as soon as practicable following the occurrence of an automatic termination event.  The calculation agent will approximate the applicable intraday index performance factor on the basis of such quotations and calculate, in the manner described below under “intraday indicative note value”, a corresponding intraday indicative note value, which shall be deemed to be the automatic redemption value. The automatic redemption value shall not be greater than the applicable automatic termination level for each ETN and shall not be less than $0 per ETN.

The “intraday indicative note value” per ETN for each series of ETNs at any point in time will equal (a) the applicable intraday long index amount minus (b) the applicable financing level on the immediately preceding calendar day; provided that if such calculation results in a negative value, the intraday indicative note value will be $0. During the hours on which trading is generally conducted on the NYSE Arca, the intraday indicative note value will be published by NYSE Arca every 15 seconds under the following ticker symbols: SFLA.IV for the S&P 500® ETNs; ROLA.IV for the Russell 1000 ETNs; RTLA.IV for the Russell 2000 ETNs; MFLA.IV for the MSCI EAFE ETNs; and EMLB.IV for the MSCI EM ETNs. As the intraday indicative note value is calculated using the applicable financing level on the close of the immediately preceding calendar day, the intraday indicative note value calculated at any given time will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of the calendar day on which such intraday indicative note value is calculated.

The “intraday long index amount” per ETN for each series of ETNs will equal the product of (a) the applicable initial leverage factor times (b) the principal amount per ETN for such series times (c) the applicable intraday index performance factor.

The “intraday index performance factor” for each series of ETNs will equal (a) the most recently published level of the Index to which those ETNs are linked divided by (b) the closing level of such Index on the initial valuation date.

Market Disruption Events

If the calculation agent is prevented from determining the automatic redemption value because a market disruption event occurs or is continuing following the occurrence of an automatic termination event, the calculation agent may determine the automatic redemption value when the market disruption event has ceased to occur. However, if such market disruption event is continuing on the fifth trading day after the automatic termination date, the calculation agent may make a good faith estimate in its sole discretion of the value of the relevant Index and will determine the automatic redemption value prior to the close of trading on the fifth trading day.  Notwithstanding the occurrence of a market disruption event, the automatic redemption value shall not be greater than the applicable automatic termination level for each ETN. See also “If a Series of ETNs is Automatically Redeemed Following the Occurrence of an Automatic Termination Event, You Will Not Benefit From Any Subsequent Increase in the Level of the Underlying Index”.

Valuation dates with respect to an ETN linked to any Index may be postponed and thus the determination of the relevant Index level may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of such Index.  Any of the following will be a market disruption event with respect to the relevant Index:

•      a suspension, absence or limitation of trading in the relevant Index components constituting 20% or more, by weight, of that Index;

•      a suspension, absence or limitation of trading in futures or options contracts relating to the relevant Index on their respective markets;

•      any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (1) effect transactions in, or obtain market values for, Index components constituting 20% or more, by weight, of that Index, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to the relevant  Index on their respective markets;

•      the closure on any day of the primary market for futures or options contracts relating to the relevant Index or Index components constituting 20% or more, by weight, of that Index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•      any scheduled trading day on which (1) the primary markets for Index components constituting 20% or more, by weight, of the relevant Index or (2) the exchanges or quotation systems, if any, on which futures or options contracts on the relevant Index are traded, fails to open for trading during its regular trading session; or

•      any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this pricing supplement;

and, in any of these events, the calculation agent determines that the event was material.

The following events will not be market disruption events:

•      a limitation on the hours or number of days of trading on which any Index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•      a decision to permanently discontinue trading in futures or options contracts relating to the relevant Index.

For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in futures or options contracts related to the relevant Index, if available, in the primary market for those contracts, by reason of any of:

•      a price change exceeding limits set by that market,

•      an imbalance of orders relating to those contracts, or

•      a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in futures or options contracts related to the relevant Index in the primary market for those contracts.

In addition to the market disruption events described above, a market disruption event will also occur if an index sponsor does not publish the level of an Index on an index business day or an Index is otherwise not available.

Default Amount on Acceleration

If an event of default occurs and the maturity of a series of ETNs is accelerated, we will pay the default amount in respect of the principal of that series of ETNs at maturity.  We describe the default amount below under “—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which each series of ETNs is a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the principal amount of that ETN.  Although the terms of the ETNs may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the ETNs.  This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture.  We discuss these matters in the accompanying prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitations of Remedies”.

Default Amount

The default amount for a series of ETNs on any day will be an amount, determined by the calculation agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to that series of ETNs as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to such ETNs.  That cost will equal:

•      the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•      the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the ETNs in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for a series of ETNs, which we describe below, the holders of such ETNs and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest – or, if there is only one, the only – quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•      no quotation of the kind referred to above is obtained, or

•      every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the series of ETNs.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•      A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•      P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Further Issuances

We may, without your consent, create and issue additional securities having the same terms and conditions as any series of ETNs.  We may consolidate the additional securities to form a single class with the outstanding ETNs.  If there is substantial demand for a series of ETNs, we may issue additional ETNs frequently.  However, we are under no obligation to issue additional ETNs. We also reserve the right to cease or suspend sales of ETNs from inventory held by our affiliate Barclays Capital Inc. at any time.

Discontinuance or Modification of an Index

If an index sponsor discontinues publication of an Index and any other person or entity publishes an index that the calculation agent determines is comparable to the discontinued Index and the calculation agent approves such index as a successor index, then the calculation agent will determine the level of the relevant Index on the applicable valuation date and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of an Index is discontinued and there is no successor index, or that the closing level of an Index is not available for any reason, on the date on which the level of that Index is required to be determined, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the relevant Index.

If the calculation agent determines that an Index or the method of calculating an Index has been changed at any time in any respect, and whether the change is made by the relevant index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, or is due to any other reason – then the calculation agent will be permitted (but not required) to make such adjustments to that Index or method of calculating that Index as it believes are appropriate to ensure that the level of the Index used to determine the amount payable on the maturity date is equitable.

All determinations and adjustments to be made by the calculation agent may be made in the calculation agent’s sole discretion.  See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of a series of ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office.  We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agent

Currently, Barclays Bank PLC serves as the calculation agent.  We may change the calculation agent without notice.  The calculation agent will, in its sole discretion, make all determinations regarding the value of each series of ETNs, including at maturity or upon optional redemption or redemption arising from an automatic termination event, market disruption events, valuation dates, business days, trading days, the closing indicative note value, the long index amount, the financing level, the daily financing charge, the daily investor fee, the default amount, the maturity date, the amount payable in respect of your ETNs at maturity, upon optional redemption and upon the occurrence of an automatic termination event and any other calculations or determinations to be made by the calculation agent, including calculating the intraday indicative note value for each series of ETNs and determining whether an automatic termination event has occurred, as specified herein.  Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.  You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

The calculation agent reserves the right to make adjustments to correct errors contained in previously published information and to publish the corrected information, but is under no obligation to do so and shall have no liability in respect of any errors or omissions contained in any subsequent publication.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the ETNs for the purposes we describe in the attached prospectus supplement under “Use of Proceeds and Hedging”.  We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the ETNs as described below.

In anticipation of the sale of a series of ETNs, we or our affiliates expect to enter into hedging transactions involving purchases or sales of the equity securities underlying the Indices or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the Indices and the equity securities underlying the Indices.  In addition, from time to time after we issue a series of ETNs, we or our affiliates may enter into additional hedging transactions or unwind those hedging transactions we have entered into.  In this regard, we or our affiliates may:

•      acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other derivative financial instruments linked to the underlying Index or any equity securities included in the underlying Index;

•      acquire or dispose of long or short positions in equity securities included in the underlying Index; or

•      any combination of the above two.

We or our affiliates may acquire a long or short position in securities similar to a series of ETNs from time to time and may, in our or their sole discretion, hold or resell those securities.

Our affiliate, Barclays Capital Inc., may make a market in any series of ETNs.  In connection with any such market making activities, Barclays Capital Inc. may acquire long or short positions in any series of ETNs, including through options or other derivative financial instruments linked to such ETNs, and may hedge such long or short positions by selling or purchasing such ETNs or entering into options or other derivative financial instruments linked to such ETNs.

We or our affiliates may close out our or their hedge positions on or before the final valuation date, including closing out such hedge positions on or before the close of business on an automatic termination date after the occurrence of an automatic termination event.  That step may involve sales or purchases of equity securities included in the underlying Index or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the underlying Index and the equity securities included in the underlying Index.

The hedging activity discussed above may affect the level of an Index and, as a consequence, adversely affect the market value of the ETNs linked to that Index from time to time and the amount payable at maturity.  See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement, and is the opinion of Sullivan & Cromwell LLP, our counsel. Except for the discussion under the heading “-Non-U.S. Holders” below, it applies to you only if you are a U.S. holder (as defined below) and you hold your ETNs as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•      a dealer in securities or currencies;

•      a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•      a bank;

•      a life insurance company;

•      a tax-exempt organization;

•      a regulated investment company;

•      a partnership or other pass-through entity;

•      a person that owns an ETN as a hedge or that is hedged against interest rate risks;

•      a person that owns an ETN as part of a straddle or conversion transaction for tax purposes; or

•      a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Except for the discussion under the heading “-Non-U.S. Holders” below, this section describes the tax consequences to a U.S. holder.  You are a U.S. holder if you are a beneficial owner of an ETN and you are for U.S. federal income tax purposes:

•      a citizen or resident of the United States;

•      a domestic corporation;

•      an estate whose income is subject to U.S. federal income tax regardless of its source; or

•      a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, the S&P 500® ETNs and the Russell 1000 ETNs should each be treated as a pre-paid executory contract with respect to the relevant Index.  In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat each of the Russell 2000 ETNs, the MSCI EAFE ETNs and the MSCI EM ETNs as a pre-paid executory contract with respect to the relevant Index. Pursuant to the terms of the ETNs, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to treat the ETNs for all U.S. federal income tax purposes in accordance with such characterization. If the ETNs are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and your tax basis in the ETNs. In general, your tax basis in your ETNs will be equal to the price you paid for your ETNs.  Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates in cases where the holder has a holding period of greater than one year.

No statutory, judicial or administrative authority directly discusses how your ETNs should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the ETNs are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments

There is no judicial or administrative authority discussing how your ETNs should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that your ETNs should be treated in a manner that differs from  that described above.  For example, the Internal Revenue Service might assert that your ETNs should be treated, as debt instruments subject to the special tax rules governing contingent payment debt instruments. If your ETNs are so treated, you would be required to accrue interest income over the term of your ETNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs. You would recognize gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your ETNs. In general, your adjusted basis in your ETNs would be equal to the amount you paid for your ETNs, increased by the amount of interest you previously accrued with respect to your ETNs. Any gain you recognize upon the sale, redemption or maturity of your ETNs would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your ETNs, and thereafter, would be capital loss.

Moreover, it is possible that the Internal Revenue Service could seek to tax your ETNs by reference to your deemed ownership of the underlying assets that comprise the relevant Index. In such case, you could be required to recognize ordinary income in respect of the dividends that you would have received had you made an actual leveraged investment in the underlying components of the relevant Index, and could be required to recognize capital gain or loss, at least a portion of which could be short-term capital gain or loss, in respect of a portion of your ETNs at any time when an adjustment is made to the relevant Index.  Under this alternative treatment, the amount you realize upon the sale, redemption or maturity of your ETNs would not be reduced by the notional interest that you would be deemed to pay on the ETNs.  Although you may be entitled to deduct some or all of such notional interest as investment interest under this characterization of the ETNs, the deductibility of investment interest is subject to limitations.  Even if you are not treated as the owner of a leveraged investment in the underlying components of the relevant Index, it is possible that you could be required to include the dividends that you would have received had you made a leveraged investment in the underlying components of the relevant Index as items of ordinary income, either upon the sale, redemption or maturity of the ETNs or over the term of your ETNs, even though you will not receive any payments from us until the redemption or maturity of your ETNs.

In addition, it is possible that the Internal Revenue Service could assert that any gain or loss that you recognize upon redemption or maturity of your ETNs should be treated as ordinary gain or loss, or that you should be required to accrue interest over the term of your ETNs.  It is also possible that the ETNs could be treated as notional principal contracts.  If the ETNs were treated as notional principal contracts, you could be required to accrue income over the term of your ETNs, and any gain you recognize upon the maturity of your ETNs would generally be treated as ordinary income.  In addition, it is possible that you could be required to recognize gain or loss at any time when the relevant Index is modified, adjusted, discontinued or replaced with a successor index.

Further, it is possible that the Internal Revenue Service could assert that your holding period in respect of your ETNs should end on the date on which the amount you are entitled to receive upon the redemption or maturity of your ETNs is determined, even though you will not receive any amounts from the issuer in respect of your ETNs prior to the redemption or maturity of your ETNs.  In such case, you may be treated as having a holding period in respect of your ETNs that is less than one year even if you receive cash upon the redemption or maturity of your ETNs at a time that is more than one year after the beginning of your holding period.

In addition, the Internal Revenue Service could potentially assert that you should be required to treat amounts attributable to the investor fee as amounts of expense.  The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions.  Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your ETNs.  Under this alternative treatment, you could also be required to recognize amounts of gain or loss over the term of your ETNs as if you had sold a portion of your ETNs to pay the accrued fees.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of the ETNs.  According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the ETNs should be required to accrue ordinary income on a current basis. The notice also states that the Internal Revenue Service and the Treasury Department are considering other relevant issues, including whether gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of instruments such as the ETNs should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments.

Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts.   While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the ETNs (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until maturity. The outcome of this process is uncertain. Except to the extent otherwise provided by law, we intend to treat the ETNs for U.S. federal income tax purposes in accordance with the treatment described in this section unless and until such time as the Internal Revenue Service and the Treasury Department determine that some other treatment is more appropriate.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the ETNs.  For example, in 2016, legislation was proposed that, if enacted, would generally require holders of instruments such as the ETNs that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss.  It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your ETNs.

“Specified Foreign Financial Asset” Reporting

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns.  “Specified foreign financial assets” may include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include the ETNs), but only if they are held for investment and not held in accounts maintained by financial institutions:  (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties and (iii) interests in foreign entities.  Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the ETNs.

Non-U.S. Holders

As discussed above, we intend to treat the ETNs as a pre-paid executory contract with respect to the relevant Index.  If this treatment is respected, and subject to the Section 871(m) discussion below, non-U.S. holders (as defined in the prospectus supplement) of the ETNs should generally not be subject to U.S. federal income or withholding tax on account of their interests in the ETNs unless (i) income, gain or loss from the ETNs is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the United States or (ii) the non-U.S. holder is an individual who is present in the United States for more than 183 days during the taxable year when gain is realized with respect to the ETNs, and certain other conditions exist.

The U.S. federal income tax treatment of the ETNs is uncertain, and alternative treatments are possible.  Under certain alternative U.S. federal income tax characterizations of the S&P 500® ETNs and the Russell ETNs, certain amounts received by a non-U.S. holder may be subject to U.S. federal income tax withholding at a rate of 30%, or a lower rate that is available by reason of any applicable income tax treaty.  In particular, it is possible that you could be subject to this tax in respect of the dividends you would have received if you had  directly invested in the U.S. stocks that are referenced by the S&P 500® ETNs or the Russell ETNs.

On January 1, 2017, new regulations issued under Section 871(m) of the Internal Revenue Code will take effect with respect to instruments that are issued (or deemed issued) after that date.  In general, these regulations impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain notes held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities.  If applicable, the deemed dividend amount is generally equal to the dividends that are paid on the equities that are referenced by the note.  The Internal Revenue Service recently issued a Notice which states that the new regulations will only apply to a contract that is issued before January 1, 2018 if the contract is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). Although the matter is not free from doubt, we believe that the ETNs should be treated as delta-one contracts for this purpose.

The MSCI ETNs will not be subject to the Section 871(m) withholding tax because the MSCI Indices do not include any U.S. stocks.  In addition, the Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to the Section 871(m) withholding tax.  Although not free from doubt, we believe that the S&P 500® Index and each of the Russell Indices should be treated as a “qualified index”.  Accordingly, subject to the discussion below, the S&P 500® ETN and the Russell ETNs should not be subject to the Section 871(m) withholding tax.

Notwithstanding this exception, a transaction may not be treated as referencing a “qualified index” if, in connection with the transaction, an investor holds a related short position  in one or more of the component securities in the “qualified index” (other than a short position in the entire index, or a “de minimis” short position with a value of less than 5% of the value of the long position in the “qualified index”).  Under this rule, a non-U.S. holder of an S&P 500® ETN or Russell ETN may not be treated as holding a contract that references a “qualified index”, and thus may be subject to Section 871(m) withholding tax in respect of its ETN, if it holds a related short position in the components of the applicable Index that exceeds the 5% threshold described above.   Because of this possibility, custodians and other withholding agents may require a non-U.S. holder to make representations or certifications regarding the nature of any short positions that it holds with respect to the components of the Index that is referenced by an ETN.

The application of Section 871(m) to the ETNs is complex, and uncertainties exist regarding the application of the new regulations.  In addition, it is expected that the Section 871(m) regulations will be revised in 2017, and it is possible that the revised regulations could cause a non-U.S. holder of ETNs to be subject to tax in a manner that differs from the manner described herein.  Therefore, if you are a non-U.S. holder, you should consult your tax advisor regarding the application of Section 871(m) to the ETNs and other potential U.S. federal income tax risks associated with owning the ETNs.

Information Reporting and Backup Withholding

Please see the discussion under “Material U.S. Federal Income Tax Consequences—Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your ETNs.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We sold a portion of the ETNs on the inception date at 100% of the stated principal amount through Barclays Capital Inc., our affiliate, as principal in the initial distribution. The remainder of the ETNs will be offered and sold from time to time through Barclays Capital Inc., as agent.  Sales of the ETNs by us after the inception date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices.  Barclays Capital Inc. will not receive an agent’s commission in connection with sales of the ETNs.

In connection with this offering, we may sell the ETNs to dealers (including our affiliate Barclays Capital Inc.) as principal, and such dealers (including our affiliate Barclays Capital Inc.) may then resell such ETNs to the public at varying prices that the dealers will determine at the time of resale.  In addition, such dealers may make a market in the ETNs, although none of them is obligated to do so and any of them may stop doing so at any time without notice.  This prospectus (including this pricing supplement and the accompanying prospectus and prospectus supplement) may be used by such dealers in connection with market-making transactions.  In these transactions, dealers may resell an ETN covered by this prospectus that they acquire from us or from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”).  Among other activities, broker-dealers and other persons may make short sales of the ETNs and may cover such short positions by borrowing ETNs from us or our affiliates or by purchasing ETNs from us or our affiliates subject to our obligation to repurchase such ETNs at a later date.  As a result of these activities, these market participants may be deemed statutory underwriters.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

ANNEX A

NOTICE OF REDEMPTION

To:  ipathredemptions@barclays.com

Subject:  iPath® Notice of Redemption, CUSIP No. [ ]

[BODY OF EMAIL]

Name of holder:  [ ]

Number of ETNs to be redeemed:  [ ]

Applicable Valuation Date:  [ ], 20[ ]

Contact Name:  [ ]

Telephone #:  [ ]

Acknowledgement: I acknowledge that the ETNs specified above will not be redeemed unless all of the requirements specified in the pricing supplement relating to the ETNs are satisfied.

A-1

ANNEX B

CONFIRMATION OF REDEMPTION

Dated:

Barclays Bank PLC

Barclays Bank PLC, as Calculation Agent

Fax:      212-412-1232

Dear Sir/Madam:

The undersigned holder of Barclays Bank PLC’s $[insert aggregate principal amount] Global Medium-Term Notes, Series A, iPath® Exchange Traded Notes due [ ], CUSIP No. [ ] (the “ETNs”), redeemable for a cash amount under the terms of the ETNs, hereby irrevocably elects to exercise, on the redemption date of                  , with respect to the number of ETNs indicated below, as of the date hereof, the redemption right as described in the prospectus relating to the ETNs (the “Prospectus”).  Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the ETNs (specified below) to book a delivery vs. payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the closing indicative note value on the applicable valuation date, facing Barclays DTC 5101 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of ETNs surrendered for redemption:

DTC # (and any relevant sub-account):
Contact Name:
Telephone:

(You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date.)

B-1

ANNEX C

REDEMPTION NOTICE FOR AUTOMATIC TERMINATION EVENT

To:  The Depository Trust Company (DTC)

Subject:  iPath® Notice of Redemption for Automatic Termination Event, CUSIP No. [ ]

Barclays Bank PLC hereby notifies DTC of the redemption of its iPath® Exchange Traded Notes due [•], CUSIP No. [•] (the “ETNs”) as a result of the occurrence of an automatic termination event. The ETNs will be redeemed (in whole but not in part) on [•], 20[•] (i.e., five business days after the automatic termination date), and the payment upon redemption will be $[•] per ETN (i.e., the automatic redemption value). All terms not defined in this notice shall have the meaning ascribed thereto in the prospectus relating to the ETNs.

BARCLAYS BANK PLC

Name:
Title:

cc: The Bank of New York Mellon (as trustee)

C-1

BARCLAYS BANK PLC

$100,000,000 iPath® Long Extended S&P 500® TR Index ETN

$100,000,000 iPath® Long Extended Russell 1000® TR Index ETN

$100,000,000 iPath® Long Extended Russell 2000® TR Index ETN

$100,000,000 iPath® Long Enhanced MSCI EAFE® Index ETN

$100,000,000 iPath® Long Enhanced MSCI Emerging Markets Index ETN

GLOBAL MEDIUM-TERM NOTES, SERIES A

Pricing Supplement

December 30, 2016

(to Prospectus dated July 18, 2016 and
Prospectus Supplement dated July 18, 2016)